UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material under Rule 14a-12

ORION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25((b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

April 8, 2022

To Our Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2022 Annual Meeting of Stockholders of Orion Group Holdings, Inc., which will be held on Thursday, May 19, 2022, at 10:00 a.m. Central Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support and protect the health and well-being of our stockholders and other stakeholders, this meeting will be held in a virtual meeting format only. You will not be able to attend the 2022 Annual Meeting physically. You may vote your shares via live webcast at www.virtualshareholdermeeting.com/ORN2022 by using the multi-digit control number included in your proxy materials. Our directors will be available during the Annual Meeting to respond to any questions you may have. At the Annual Meeting, you will be voting on:

(1)	The election of two Class III members to our Board of Directors, each to serve a three-year term and until his or her successor is duly elected and qualified; and the election of one Class II member to our Board of Directors, to serve the remaining two-year term of a filled vacancy and until his successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	The approval of the Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan;
(4)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022; and
(5)	Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 19, 2022

You may access an electronic, searchable copy of this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2021 at www.proxyvote.com.

The following pages contain the formal Notice of Annual Meeting and the proxy statement.

This year, as in previous years, we will seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under the rules of the Securities and Exchange Commission. Many stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Stockholders may also request mailed paper copies if preferred.

The accompanying proxy statement provides detailed information regarding the matters to be acted upon at the Annual Meeting. In addition to the proxy statement, we have included a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021. The Form 10-K provides information regarding our operations as well as our audited, consolidated financial statements. In accordance with Securities and Exchange Commission rules, the proxy statement, and the Form 10-K, as well as our other proxy materials, may be found at www.proxyvote.com.

Your vote is important. Please vote your shares as soon as possible, as this will ensure representation of your shares. Voting is available online or by telephone, or, if you have received a paper copy of our proxy materials, by paper proxy card. Returning the proxy card or voting by telephone or online does not deprive you of your right to attend the meeting virtually, and to vote your shares in the same manner for the matters to be acted upon at the meeting.

Sincerely,

Peter R. Buchler

Corporate Secretary

Houston, Texas

April 8, 2022

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 19, 2022

The proxy statement and accompanying 2021 Annual Report on Form 10-K are available at www.proxyvote.com

You may also access the proxy materials and vote your shares at www.proxyvote.com.

TIME AND DATE:	10:00 a.m. Central Time, on Thursday, May 19, 2022

INTERNET:	www.virtualshareholdermeeting.com/ORN2022
Use the multi-digit control number provided in your proxy materials.

ITEMS OF BUSINESS:

(1)

To elect two Class III members to our Board of Directors, to serve a three-year term and until his/her successor is duly elected and qualified; and the election of one Class II member to our Board of Directors, to serve the remaining two-year term of a filled vacancy and until his successor is duly elected and qualified;

(2) To approve a non-binding advisory proposal for the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);

(3) To approve the Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan;

(4) To ratify the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2022; and

(5) To transact any other business that may properly come before the Annual Meeting or any reconvened meeting after an adjournment thereof.

RECORD DATE:	Only stockholders of record at the close of business on March 28, 2022 are entitled to notice of, and to virtually attend or vote at, the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING:

It is important that your shares are represented and voted at the Annual Meeting. You may vote your shares online or by telephone, as indicated in the proxy statement or the Notice of Internet Availability of Proxy Materials. If you received a paper copy of our proxy materials, you may also vote your shares by completing and returning the proxy card included in those materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

You are invited to virtually attend the Annual Meeting and vote at that time through the link at www.virtualshareholdermeeting.com/ORN2022.

This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 8, 2022.

By Order of the Board of Directors,

Peter R. Buchler

Corporate Secretary

Houston, Texas

April 8, 2022

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2022 Proxy Statement	3

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

TELEPHONE: (713) 852-6500

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

We are providing this proxy statement, and accompanying proxy materials, to the holders of the common stock of Orion Group Holdings, Inc. (“Orion” or the “Company”) for use in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. The Annual Meeting will be held on May 19, 2022, at 10:00 a.m. Central Time, as a virtual meeting at www.virtualshareholdermeeting.com/ORN2022. You may access the virtual meeting using the multi-digit control number provided with your proxy materials. The proxy statement, the form of proxy, and the Company’s Annual Report for the fiscal year ended December 31, 2021, are first being distributed or made available to stockholders on or about April 8, 2022.

Our Board of Directors (the “Board”) has established March 28, 2022, as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to virtually attend and vote on matters presented at the Annual Meeting.

This proxy statement contains important information that you should consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it and the related materials carefully.

PLEASE VOTE

* YOUR VOTE IS IMPORTANT *

ABOUT THE COMPANY

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial, and building sectors, provides services both on and off the water, in the continental United States, Alaska, Canada and the Caribbean Basin, through its marine segment and concrete segment.  The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging; design; and specialty services. Its concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural, and other associated business areas. The Company is headquartered in Houston, Texas with offices throughout its operating areas. Our principal executive offices are located at 12000 Aerospace Avenue, Suite 300, Houston, Texas 77034. Our common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the trading symbol “ORN.” At the close of business on the Record Date, 30,204,276 shares of common stock were outstanding.

2022 Proxy Statement	4

ABOUT THE ANNUAL MEETING

WHY DID I RECEIVE A ONE-PAGE “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” IN THE MAIL RATHER THAN A FULL SET OF PROXY MATERIALS?

The Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials online rather than by mailing the proxy materials to stockholders. To conserve natural resources and reduce costs, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice provides instructions for accessing the proxy materials online or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

WHY DID I RECEIVE THESE PROXY MATERIALS?

The Company’s Board is providing these proxy materials to you in connection with the Board’s solicitation of your proxy to vote at the 2022 Annual Meeting of Stockholders, which will take place on May 19, 2022.  As a stockholder of the Company on the Record Date, you are entitled to vote your shares at the Annual Meeting. This proxy statement provides information relevant to your vote on the matters that will be considered at the Annual Meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

There are currently four (4) proposals scheduled for consideration and vote at the Annual Meeting:

(1)	The election of two Class III members to our Board of Directors, to serve a three-year term and until his/her successor is duly elected and qualified; and the election of one Class II member to our Board of Directors, to serve the remaining two-year term of a filled vacancy and until his successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	The approval of the Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan; and
(4)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2022.

COULD OTHER MATTERS BE CONSIDERED AND VOTED UPON AT THE MEETING?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be presented for consideration at the meeting. In addition, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies at their discretion.

HOW MANY VOTES MAY STOCKHOLDERS CAST?

Each share of common stock that was outstanding on the Record Date is entitled to one vote on each matter properly submitted to a vote at the Annual Meeting. On the Record Date, there were 30,204,276 shares of common stock outstanding and entitled to vote at the Annual Meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A majority of the outstanding shares of common stock must be present, either through the virtual meeting online or represented by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” In determining whether a quorum is present, the inspector of elections will count as present shares owned by stockholders who are present but abstain from voting, shares owned by stockholders who vote on at least one proposal, and broker non-votes (see What is a broker non-vote? below).

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WHAT ARE MY VOTING OPTIONS FOR EACH PROPOSAL? HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE? HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL? HOW ARE THE VOTES COUNTED?

Proposal	Election of Directors	Say-on-Pay (advisory)	2022 Long-Term Incentive Plan	Ratification of Selection of Auditors
Your Voting Options	You may vote “FOR” or “AGAINST” the nominees or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.
Recommendation of the Board of Directors	The Board recommends you vote “FOR” each of the three nominees.	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	The Board recommends that you vote “FOR” the 2022 Long-Term Incentive Plan.	The Board recommends that you vote “FOR” ratification of our selection of KPMG LLP as our independent registered public accounting firm for 2022.
Vote Required for Approval	Plurality of the votes cast (But see the note below on our “Majority Voting Policy in Director Elections”)	Affirmative vote of a majority of the shares present or represented by proxy	Affirmative vote of a majority of the shares present or represented by proxy	Affirmative vote of a majority of the shares present or represented by proxy
Effect of Abstention	No effect	Will count as a vote AGAINST this proposal	Will count as a vote AGAINST this proposal	Will count as a vote AGAINST this proposal
Effect of Broker Non-Vote	No effect	No effect	No effect	Not applicable (this is a routine matter for which brokers have discretionary voting authority)

Majority Voting Policy in Director Elections. Although our directors are elected by plurality vote, our Board has adopted a majority voting policy. Each of our current directors, including the director nominees, has delivered an irrevocable resignation letter that the Board has the power to accept or decline in the event that the director does not receive more “FOR” than “AGAINST” votes in an uncontested election. Abstentions are disregarded with respect to the determination of the outcome of director elections. We have provided more information about our majority voting policy under the heading “Proposal No. 1 — Election of Directors.”

Any Other Matters. Any other matter properly brought before the Annual Meeting will be decided by the affirmative vote of a majority of the shares present or represented by proxy, unless a different vote is required by statute, NYSE listing standards, or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our stockholders hold their shares through a broker or other nominee as a beneficial owner rather than held of record in their own name. As summarized below, there are several distinctions between shares held of record and those held beneficially.

Stockholders of Record. If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer & Trust, you are the stockholder of record of those shares.

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Beneficial Owners. If your shares are held in a bank account, brokerage account, or by another nominee, you are the beneficial owner of those shares, and your bank, broker, or nominee (your “broker”) is the stockholder of record.

HOW DO I VOTE?

Stockholders of Record. If you are a stockholder of record, you may vote in any of the following ways:

(1)	Online before the Annual Meeting at www.proxyvote.com;
(2)	During the Annual Meeting at www.virtualshareholdermeeting.com/ORN2022;
(3)	By telephone, by calling 1-800-690-6903; or
(4)	If you received a paper copy of our proxy materials by mail, by signing, dating, and mailing the proxy card in the enclosed postage-paid envelope, which must be received by the date indicated on the proxy card.

Beneficial Owners. If you are a beneficial owner, you should refer to the proxy card or voting instruction form you received from your broker for an explanation of the voting options that are available to you. If you wish to vote shares that you beneficially own online during the Annual Meeting, you must request, complete, and deliver a proxy from your broker as directed in the materials provided by your broker.

CAN MY SHARES BE VOTED IF I DO NOT PROVIDE VOTING INSTRUCTIONS?

Stockholders of Record. If you are a stockholder of record and do not deliver a proxy or otherwise vote your shares, your shares will not be voted. However, if you execute a proxy or cast a vote (whether online, by telephone, or by proxy card) without giving instructions as to how to vote on one or more proposals, your shares will be voted in accordance with the Board’s recommendations on any proposals for which you have not provided specific voting instructions.

Beneficial Owners. If you are a beneficial owner and do not provide your broker with specific voting instructions, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. Brokers generally have discretionary authority to vote shares held in street name on “routine” matters. The proposal to ratify the retention of the independent registered public accounting firm is considered a routine matter. The election of directors, say-on-pay vote and approval of the Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan are non-routine matters; therefore, if you do not provide voting instructions to your broker on those proposals, your shares will not be voted on those proposals.

WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs when a broker holding shares for a beneficial owner submits a proxy that votes the shares on one or more proposals but does not vote on non-routine matters with respect to which the beneficial owner has not given voting instructions. As noted above, if you are a beneficial owner and do not provide voting instructions, the only matter proposed in this proxy statement on which your broker may vote is the ratification of our selection of auditors. If you hold your shares through a broker, bank, or nominee, please follow their instruction as to how to provide them with specific voting instructions.

CAN I CHANGE OR REVOKE MY VOTE?

Yes. You may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by (1) filing a written revocation with the Corporate Secretary at the Company’s executive offices; (2) submitting online, by mail, or by phone a duly executed proxy bearing a later date; or (3) changing or revoking your vote online at www.virtualshareholdermeeting.com/ORN2022 any time before voting is closed at the Annual Meeting.

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DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?

No. None of our stockholders will have dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.

WHO ARE THE PROXIES?

In connection with the solicitation of proxies for the Annual Meeting, the Board has appointed Peter R. Buchler and Austin J. Shanfelter as proxies. All properly executed proxies that specify how the stockholder wishes to vote his or her shares will be voted in accordance with those instructions.

WHO WILL COUNT THE VOTES?

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as the Inspector of Elections.

WHEN WILL THE VOTING RESULTS BE ANNOUNCED?

We will announce preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting, which will be available on our website at www.oriongroupholdingsinc.com.

WHO PAYS FOR THE COST OF THE PROXY SOLICITATION?

The Company bears the expense of preparing, printing, mailing, and distributing the proxy materials. In addition to this solicitation by mail, directors, officers, and other employees of the Company may, without additional compensation, solicit the return of proxies by telephone, mail, facsimile, email, or other means. The Company will request that brokers and other nominee holders of common stock furnish proxy materials to their beneficial owners. The Company will reimburse such brokers and other nominees for their reasonable out-of-pocket expense in doing so.

WHAT IS HOUSEHOLDING?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact: Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account, or if you are a stockholder of record, you may notify us through Broadridge at the above-listed phone number or address.

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DISCUSSION OF THE PROPOSALS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect three (3) members of our Board. Under our Amended and Restated Bylaws, the Board may determine by resolution the number of directors that the Company will have.  The size of the Board is currently set at seven (7) persons. Richard L. Daerr, Jr., who previously provided notice to the Board of Directors of his decision to retire from the Board of Directors effective May 20, 2022, revoked his decision to retire at the request of the Board of Directors in order to serve as Lead Independent Director. Accordingly, he will remain on the Board as a Class II member.

Our Certificate of Incorporation and Amended and Restated Bylaws provide for a classified Board of Directors, divided into three classes, with each class serving a staggered three-year term. As a result, stockholders generally elect approximately one-third of our Board each year.

Two of our current directors, Austin J. Shanfelter and Mary E. Sullivan, are serving a term that expires at the 2022 Annual Meeting. On the recommendation of its Nominating and Governance Committee, the Board has nominated each of these two directors for election as Class III directors to serve an additional three-year term expiring at the 2025 Annual Meeting. In addition, Quentin P. Smith, Jr. was appointed by the Board of Directors to a newly created Class II directorship effective January 21, 2022 and because our Amended and Restated Certificate of Incorporation specifies that his term ends with the next meeting of the Company’s stockholders, he has been nominated by our Board of Directors for election by our stockholders as a Class II director, to serve the remaining two years of the Class II term (until the 2024 Annual Meeting).

Each director nominee has indicated his/her willingness to serve the full directorship term for which each has been nominated.  However, if, prior to the Annual Meeting, any of these three director nominees should become unwilling or unable to serve, then (i) the shares represented by proxy will be voted for the election of such other person as may be designated by the Board; (ii) the Board may leave the position unfilled; or (iii) the Board may reduce the authorized number of directors, as provided in our Amended and Restated Bylaws.

Please see “The Board of Directors and Its Committees” below for information about the director nominees and the other current members of the Board, each of whom will continue to serve following the Annual Meeting, but only to the extent described above.

Directors are elected by plurality vote; however, our Board has adopted a majority voting policy in uncontested election. Each of our current directors, including the three director nominees, has delivered an irrevocable resignation letter for the Board’s consideration in the event that he or she does not receive more “FOR” than “AGAINST” votes in an uncontested election. If an incumbent director fails to receive the required votes for re-election, our Board, after considering the recommendation of its Nominating and Governance Committee and any factors it deems relevant, will determine whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in that decision.

The Board unanimously recommends that you vote “FOR” election of each of the three director nominees.

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PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

(SAY-ON-PAY PROPOSAL)

We are seeking stockholder approval of the compensation of our executive officers (our “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures. This nonbinding advisory proposal, commonly known as a say-on-pay proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). We ask our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Company’s 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, is hereby APPROVED.

Our core executive compensation philosophy and practice are based on a pay-for-performance philosophy, balancing a fixed base salary with annual cash and long-term equity incentive opportunities. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement including our CD&A (and its Executive Summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

Because this is an advisory vote, it will not be binding on the Board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. However, we understand that our executive compensation practices are important to our stockholders. Our Compensation Committee will consider the outcome of this vote when considering future executive compensation arrangements.

The Board unanimously recommends that you vote “FOR” approval of this say-on-pay proposal.

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PROPOSAL NO. 3 — APPROVAL OF THE 2022

LONG-TERM INCENTIVE PLAN

The growth and future success of our Company depends upon the efforts of our officers, directors, key employees, and consultants. We believe that the proposed Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan (the “2022 LTIP”) combines an effective means of attracting and retaining qualified key personnel with a long-term focus on maximizing stockholder value. Upon the recommendation of our Compensation Committee, our Board has adopted the 2022 LTIP, subject to the approval of our stockholders at the Annual Meeting. The 2022 LTIP will become effective as of the date it is approved by our stockholders.

A summary of the 2022 LTIP is set forth below and the full text of the 2022 LTIP is attached to this proxy statement as Appendix A. Because this is a summary, it may not contain all the information that you may consider important. You should review Appendix A carefully before you decide how to vote on this proposal.

PURPOSE OF THE PROPOSAL

We believe that providing officers, directors, key employees, consultants, and advisors with a proprietary interest in the growth and performance of our Company stimulates individual performance and enhances stockholder value. We also believe that a significant portion of an NEO’s compensation should be directly linked to our financial performance. Consistent with this philosophy, during fiscal 2021, a substantial percentage of total target compensation was delivered in the form of long-term incentive awards (approximately 48% for our CEO and approximately 46% for each of our other NEOs).

We currently grant annual long-term incentive awards to our executives and key employees under our 2017 Long-Term Incentive Plan and our 2011 Long-Term Incentive Plan (together, our “Existing LTIPs”). As of March 28, 2022, there were approximately 368,618 shares of our common stock reserved and available for future awards under the Existing LTIPs. If the 2022 LTIP is approved, the authorized shares under the 2022 LTIP will include these available shares plus shares issuable under outstanding awards under the Existing LTIPs that are subsequently cancelled, forfeited, settled in cash or terminated, and no further awards will be approved from Existing LTIPs. Although the number of shares required for each annual grant varies based on a number of factors, including our share price at the time of grant and the size of individual grants awarded by our compensation committee, we believe that we do not have sufficient shares available under our Existing LTIPs for our long-term incentive annual grants to our executive officers and key employees in fiscal 2022 and beyond.

We believe that adoption of a new plan is necessary to provide the Company with the continued ability to attract, retain, and motivate key personnel in a manner tied to the interests of stockholders. We anticipate that the shares reserved for issuance under the 2022 LTIP will be sufficient to meet our needs for approximately three to four years.

If the 2022 LTIP is not approved by our stockholders, we may be required to significantly increase the cash component of our executive compensation program in lieu of equity awards under the 2022 LTIP in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards could potentially reduce the alignment of our executive and stockholder interests. In addition, an increased reliance on cash awards would increase cash compensation expense, using cash that otherwise would be reinvested in our business.

The 2022 LTIP has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

❖	shares subject to an award that are withheld or tendered either in payment of the exercise price of options or to satisfy a tax withholding obligation related to that award cannot be recycled;

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❖	the 2022 LTIP prohibits granting stock options and stock appreciation rights with an exercise price less than the fair market value of a share of stock on the date of grant, or repricing such incentives without stockholder approval;
❖	material amendments to the 2022 LTIP require stockholder approval;
❖	the 2022 LTIP does not provide for automatic “single-trigger” accelerated vesting upon a change in control;
❖	dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met, and participants holding stock option or SARs do not receive dividend equivalents for any period prior to the exercise of the award; and
❖	awards under the 2022 LTIP are administered by the Compensation Committee, an independent committee of our Board of Directors.

Dilution. As described under “Securities Authorized for Issuance Under Equity Compensation Plans” on page 57, as of December 31, 2021, there were 724,704 shares issuable upon exercise of outstanding options and 942,059 full value awards outstanding (representing 481,985 shares of restricted stock, and 460,074 RSUs and performance-based RSUs at target). A total of 30,204,276 shares of our common stock were outstanding as of the Record Date. If the 2022 LTIP is approved, the overall simple dilutive effect of our equity award program (counting shares available for issuance plus shares currently subject to outstanding awards) would be approximately 13.5% of our shares outstanding, calculated on a fully diluted basis.

TERMS OF THE 2022 LTIP

Shares Available. The maximum aggregate number of shares of our common stock that may be reserved and available for delivery in connection with awards under the 2022 LTIP is 2,175,000, in addition to all 368,618 remaining available shares under the Existing LTIPs plus any shares issuable under outstanding awards under the Existing LTIPs that are subsequently cancelled, forfeited, settled in case or terminated. If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable, due to cancellation, expiration, forfeiture, or settlement in cash, those shares of common stock will again be available for delivery under the 2022 LTIP to the extent allowable by law, unless they were surrendered or withheld for taxes or to cover the exercise price of stock options or stock appreciation rights (“SARs”). The closing price of a share of our common stock on the Record Date, as quoted on the NYSE, was $2.70.

Limitations and Adjustments to Issuable Shares Issuable Through the Plan. The 2022 LTIP limits the awards that may be granted to certain officers to no more than two million shares or $5 million in a single calendar year, including stock options and SARs. In addition, the maximum number of shares that may be issued upon the exercise of options intended to qualify as incentive stock options under Section 422 of the Code is two million shares.

Eligibility. Any individual who provides services to us, including non-employee directors and consultants, and is designated by the Compensation Committee to receive an award under the 2022 LTIP will be a “participant.” A participant will be eligible to receive an award pursuant to the terms of the 2022 LTIP as determined by and subject to any additional terms and conditions imposed by the Compensation Committee.

Administration. The 2022 LTIP will be administered by the Compensation Committee of the Board of Directors. As required by the 2022 LTIP, all Compensation Committee members are “nonemployee directors” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee selects the eligible individuals who will receive awards, determining the type, amount, and any vesting requirements and other conditions of the award, although it may delegate that authority with respect to any participants who are not subject to Section 16 of the Exchange Act. The Compensation Committee has general authority to administer, interpret, and make all other decisions regarding the operation of the 2022 LTIP.

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Terms of Options. The Compensation Committee may grant options to eligible persons including (a) incentive stock options (only to our employees) that comply with Section 422 of the Code and (b) non-statutory options. The exercise price for an incentive stock option must not be less than the greater of (a) the par value per share of common stock or (b) the fair market value per share as of the date of grant. The exercise price per share of common stock subject to an option other than an incentive stock option will not be less than the par value per share of the common stock. Options may be exercised as the Compensation Committee determines but not later than 10 years from the date of grant. Any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our shares within the meaning of Section 422(b)(6) of the Code must have an exercise price of at least 110% of the fair market value of the underlying shares at the time the option is granted and may not be exercised later than five years from the date of grant. Following grant, options cannot be re-priced without prior stockholder approval.

Terms of SARs. SARs may be awarded in connection with or separate from an option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR. SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised, which option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related option is exercisable or transferable. SARs granted independently of an option will be exercisable as the Compensation Committee determines. The term of a SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, common stock or a combination of cash and stock, as provided for by the Compensation Committee in the award agreement. Following grant, SARs cannot be re-priced without prior stockholder approval.

Restricted Stock Awards. A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Except as otherwise provided under the terms of the 2022 LTIP or an award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote or to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). A restricted stock award that is subject to forfeiture restrictions may be forfeited upon termination of employment or services. Common stock distributed in connection with a stock split or stock dividend, and cash or other property distributed as a dividend, will be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made unless otherwise determined by the Compensation Committee. However, in no case will dividends granted on restricted stock awards be paid before the award is earned.

Restricted Stock Units. Restricted stock units (“RSUs”) are rights to receive common stock, cash, or a combination of both at the end of a specified period. RSUs may be subject to restrictions, including a risk of forfeiture, as specified in the award agreement. RSUs may be satisfied by common stock, cash or any combination thereof, as determined by the Compensation Committee. Except as otherwise provided by the Compensation Committee in the award agreement or otherwise, RSUs subject to forfeiture restrictions will be forfeited upon termination of a participant’s employment or services prior to the end of the specified period. The Compensation Committee may, in its sole discretion, grant dividend equivalents with respect to restricted stock units. However, in no case will dividend equivalents granted on RSU awards be paid before the award is earned.

Other Awards. Participants may be granted, subject to applicable legal limitations and the terms of the 2022 LTIP and its purposes, other awards related to common stock. Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the value of our common stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine terms and conditions of all such awards. Cash awards may be granted as an element of or a supplement to any awards permitted under the 2022 LTIP. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the 2022 LTIP or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

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Performance Awards. The Compensation Committee may designate that certain awards granted under the 2022 LTIP constitute “performance” awards. A performance award is any award for which its grant, exercise, or settlement, is subject to one or more performance standards.

The 2022 LTIP includes a non-exclusive list of performance goals that may be used to measure performance for a performance-based award granted under the 2022 LTIP. This list includes any or a combination of any of the following criteria, which may be measured against the Company as a whole, on a consolidated basis, or related to our company or one or more of our divisions or subsidiaries, any of which may be measured on an absolute or relative basis:  (1) earnings per share; (2) revenues, (3) increase in revenues; (4) increase in cash flow; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income before taxes; (15) net income after taxes; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return (applicable to the Company only); (20) debt reduction; (21) market share; or (22) change in the fair market value of our common stock.

Our Compensation Committee has authority to use different targets from time to time from the list of performance goals provided in the 2022 LTIP as listed above, or any other performance metric, that it is deems appropriate.

Change in Control. Unless otherwise determined by the Compensation Committee and provided the awards are assumed or substituted by the acquirer, if there has been a change in control of the Company, and within two years following the change in control a participant’s employment is terminated as a result of death or disability, or by the Company without cause or by the participant with good reason (as such terms are defined in the Plan), all outstanding awards granted to the participant pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any awards shall lapse, and all performance criteria and other conditions relating to the payment of awards shall be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the participant’s termination.

AWARDS TO BE GRANTED

If our stockholders approve the 2022 LTIP at the Annual Meeting, grants of awards to officers, directors, key employees, and consultants will be made in the future by the Compensation Committee as it deems necessary or appropriate. For information regarding equity incentives granted to our executive officers during fiscal 2021, please see the “Grants of Plan-Based Awards” table.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences related to the issuance of the different types of incentives that may be made under the 2022 LTIP are summarized below. Participants who are granted incentives under the 2022 LTIP should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. Normally, a participant who is granted a stock option will not realize any income nor will our company normally receive any deduction for federal income tax purposes in the year the option is granted.

When a non-qualified stock option granted under the 2022 LTIP is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code (as discussed below), we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

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An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights. Generally, a participant who is granted a SAR under the 2022 LTIP will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m) of the Code.

Restricted Stock. Unless participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant upon the settlement of restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

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Other Awards. Generally, a participant who is granted any other kind of award under the 2022 LTIP will recognize ordinary income at the time the cash or shares associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 162(m). Section 162(m) of the Code limits the amount of compensation paid to certain covered employees that we may deduct for federal income tax purposes to $1 million per employee per year. Under Section 162(m), “covered employees” include any individual who served as our CEO or CFO at any time during the taxable year plus the three other most highly compensated officers (other than the CEO and CFO) for the taxable year. Once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death. As a result, compensation payable to a covered employee under the 2022 LTIP that might otherwise be deductible may not be deductible if all compensation paid to the employee for the taxable year exceeds $1 million.

Section 409A. If any award granted under the 2022 LTIP constitutes non-qualified deferred compensation under Section 409A of the Code, the 2022 LTIP provides that such award will be structured to comply with, or be exempt from, Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control. If, upon a change of control of our Company, the exercisability, vesting, or payout of an award is accelerated, then on the date of the change of control any excess of the fair market value of the shares or cash issued under accelerated incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment, and we will be denied any deduction with respect to such excess parachute payment. The foregoing discussion summarizes the federal income tax consequences of incentives that may be granted under the 2022 LTIP based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state, or local tax consequences.

Vote Required. Approval of the 2022 LTIP requires the affirmative vote of the holders of a majority of the shares of common stock present, present virtually, or represented by proxy. Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal. For more information, see section entitled “About the Annual Meeting.”

The Board unanimously recommends that you vote “FOR” approval of this 2022
Long-Term Incentive Plan

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PROPOSAL NO. 4 — APPROVAL OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has recommended, and the Board subsequently approved, the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (our “independent auditor”) to perform the audit of the Company’s financial statements for 2022.  KPMG was the Company’s independent auditor for the fiscal years ended December 31, 2017 through 2021. Although ratification is not required by our Amended and Restated Bylaws or otherwise, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice.  If the stockholders do not ratify the appointment of KPMG by the affirmative vote of the holders of a majority of the shares present or represented by proxy, the Audit Committee will reconsider the selection of the independent auditors.

Abstentions will be counted as votes against this proposal.  Because this is a discretionary proposal, shares held by brokers, banks and other nominees may be voted with respect to this proposal even if the beneficial owner of such shares does not provide voting instructions.  With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named in the proxy card will vote FOR ratification of the appointment of KPMG as our independent public accounting firm for fiscal 2022.

Representatives of KPMG are expected to be available during the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that you vote “FOR” the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022.

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CORPORATE GOVERNANCE

We conduct our business under the direction of our Board. Members of the Board devote the time, energy, and attention as necessary to ensure diligent performance of their duties. The Board has adopted corporate governance practices designed to aid the Board and management in the fulfillment of their respective duties and responsibilities to our stockholders.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines, first adopted by the Board in 2007, work together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Code of Business Conduct and Ethics, and Board committee charters to form the framework for the governance of the Company. These guidelines set forth the practices the Board follows in making decisions regarding board composition and selection, the frequency of board meetings, involvement of senior management in board meetings, Chief Executive Officer performance evaluation and Succession Planning, Compensation and Board Committees.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its senior accounting and financial officers, including the Chief Executive Officer and Chief Financial Officer, as required by the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics, as well as other governance documents, is available as described below under “Website Availability of Governance Documents.” Any changes in, or waivers to, the Code of Ethics for the Company’s directors, executive officers, and certain senior financial officers are posted on the Company’s website within five business days and maintained for at least twelve (12) months.

GUIDING BELIEFS

The Company’s guiding beliefs for conducting its business are based on four core values:  integrity, quality, safety, and production. Integrity — the foundation of our success rests upon integrity.  Quality — we are committed to ensuring that each task is properly performed the first time and we will continuously improve upon everything we do.  Safety — we are responsible and accountable for our own personal safety, the safety of our co-workers and any others we come into contact with.  Production — we expect employees to safeguard company assets, and to act in the best interest of the Company and we are committed to performing assigned tasks in the most efficient, timely and cost-effective manner. Through these guiding principles, we aim to achieve sustainability in shouldering our environmental, social and governance responsibilities.

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SUSTAINABILITY

We are committed to the sustainability of our business affairs and operations, which encompasses the need to be a responsible corporate citizen in all aspects of how we conduct ourselves and practice our core values. We believe sustainability is important to our stockholders, employees, customers, subcontractors, and vendors, and to the communities in which they reside. Sustainability is also a long-term business driver and by focusing on specific initiatives that address social, environmental, governance and economic challenges, we can minimize risk and increase our competitive advantage. Vital to this goal is a commitment to care for the environment, to foster socially conscious programs and to adherence to good government principles. Our sustainability report, titled “Orion Group Holdings, Inc.’s First Corporate Social Responsibility & Sustainability Report (2020)” can be found on our corporate website.

WEBSITE AVAILABILITY OF GOVERNANCE DOCUMENTS

You can access our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Code of Business Conduct and Ethics, Corporate Governance Guidelines, and Stockholder Communication Policy, as well as the Audit, Nominating and Governance, and Compensation Committee Charters under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com. Information contained on the Company’s website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from our Corporate Secretary at the mailing address indicated at the top of the first page of this proxy statement.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested persons wishing to communicate with the Board, including with the Chairman of the Board or any other non-management directors, may do so by the following means:

Mail:Board of Directors

Attn: Corporate Secretary

Orion Group Holdings, Inc.

12000 Aerospace Avenue, Suite 300

Houston, TX 77034

Email:pbuchler@orn.net

For more information regarding how to contact the Board, including any committee of the Board, you may access our stockholder communications policy under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

DIRECTOR INDEPENDENCE

NYSE listing rules require a majority of our directors to be independent. In accordance with these rules, our Board has reviewed the relationships between the Company and each director and has affirmatively determined that, as of the Record Date, each of Messrs. Amonett, Caliel, Daerr, Smith and Mses. Foran and Sullivan, satisfies the NYSE’s definition of an independent director. Mr. Shanfelter, currently serving as our Interim Chief Executive Officer and Interim Chief Financial Officer, is not independent.

Members of the Audit and Compensation Committees must meet heightened standards of independence in accordance with the requirements of the NYSE corporate governance listing standards and SEC rules and regulations. The Board also has determined that each member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence criteria (including the enhanced criteria with respect to Audit and Compensation Committee membership) set forth in the applicable NYSE listing standards and SEC rules for service on such committees.

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NOMINATION OF DIRECTORS

The Board is responsible for nominating a slate of candidates for Board membership.  It acts through its Nominating and Governance Committee to review the composition of the Board, and to screen and recruit potential director nominees in consultation with the Chairman of the Board, the Lead Independent Director and the Chief Executive Officer. Although the Nominating and Governance Committee has not established specific minimum qualifications for a position on the Board, the committee seeks candidates who individually demonstrate a high ethical standard, a wide range of business experience at the policy-making level, diversity, and the ability to exercise sound and mature judgment in matters that relate to the current and long-term objectives of the Company.

LEADERSHIP DIVERSITY

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, the Nominating and Governance Committee believes that a diversity of backgrounds, education, experience, and social perspectives, as well as independence, and the ability to represent the best interests of all stockholders, contribute to an optimal balance of Board members. Although we believe that the current membership of our Board represents a diversity of thought and perspective, the Board has recognized that the Company can and should do more to broaden diversity of its membership in a more traditional sense (including gender, racial, and ethnic diversity).  In furtherance of that commitment, two of our eight directors are female – Mary E. Sullivan, who was first appointed to our Board in January 2019 and Margaret M. Foran, who was first appointed our Board in October 2019.  In addition, Richard L. Daerr, Jr. is a disabled veteran of the U.S. armed forces, having served in combat during the Vietnam War and our most recent addition to our Board, Quentin P. Smith, Jr., is a minority.  While such significant steps are evidence of progress, our Board remains committed to considering diversity issues in evaluating the membership of the Board going forward.

We also strive to promote diversity throughout our organization.  Of our current named executive officers, Peter B. Buchler is a combat veteran of the U.S. armed forces.  For additional information regarding our current executive officers, please see the section entitled, “Executive Officers of the Company.”

BOARD LEADERSHIP STRUCTURE

Prior to his appointment as Interim Chief Executive Officer and Interim Chief Financial Officer, our Chairman of the Board, Mr. Shanfelter, was an independent director. We believe that having a chairman independent of management provides critical and independent thinking with respect to the Company’s strategy and long-term objectives.

In connection with the appointment of Mr. Shanfelter as Interim Chief Executive Officer and Interim Chief Financial Officer, we appointed Mr. Daerr as Lead Director. As Lead Director, Mr. Daerr will preside over meetings of directors when the Chairman is not present and meetings of independent directors, and will have the ability to call meetings of independent directors. Mr. Daerr will also facilitate communication between the Chairman and the independent directors, and carry out the responsibilities of the Chairman when he is otherwise unavailable.

THE BOARD’S ROLE IN RISK OVERSIGHT

The members of our Board are actively involved in the oversight of risk that could affect the Company. This oversight is conducted primarily through committees of the Board, as discussed in the charters of each committee and descriptions below. We have adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under these policies, the Chief Executive Officer, Chief Financial Officer, and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee provides direction on risks identified by management through its annual risk assessment related to financial reporting and internal controls and provides a central oversight role with respect to financial and compliance

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risks, including compliance with the Foreign Corrupt Practices Act. Our Compensation Committee considers potential risk related to the Company’s overall compensation programs and effectiveness at linking executive pay to performance and aligning the interests of our executives and stockholders. Key risks to the Company’s operations, liquidity, and strategies are considered by the full Board.

BOARD/COMMITTEE PRIMARY AREAS OF RISK OVERSIGHT

Full Board

Risk management process, structure, and overall policies and practices for enterprise risk management; strategic risks associated with business plans, significant capital transactions, including acquisitions and divestitures; and other significant risks such as major litigation, business development risks and succession planning

Audit Committee	Major financial risk exposure; significant operational, compliance, reputational, and strategic risks
Nominating and Governance Committee

Risks and exposures related to corporate governance, effectiveness of the Board and its committees in overseeing the Company, review of director candidates, conflicts of interest and director independence and refreshment

Compensation Committee

Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and positions of our director nominees and our continuing directors as of the date of this proxy statement.

	Current Position	Age	Class	Director Since	Term Expires
Nominees for Director
Austin J. Shanfelter (1)	Chairman of the Board of Directors, Interim Chief Executive Officer and Interim Chief Financial Officer	64	III	2007	2022
Mary E. Sullivan	Director	65	III	2019	2022
Quentin P. Smith, Jr.	Director	70	II	2022	2022

Continuing Directors
Thomas N. Amonett	Director	78	I	2007	2023
Margaret M. Foran	Director	67	I	2019	2023
Richard L. Daerr, Jr.	Lead Independent Director	77	II	2007	2024
Michael J. Caliel	Director	62	II	2019	2024

(1)	Mr. Shanfelter served as an independent director from 2007 until he was appointed as our Interim Chief Operating Officer effective March 22, 2019, a position he held until February 29, 2020. During this time, the Company conducted a search for a longer-term replacement to serve as or to otherwise fulfill the duties of Chief Operating Officer. As noted elsewhere in this proxy statement, in anticipation of his interim officer appointment, Mr. Shanfelter stepped down from the two Board committees on which he served (the Compensation and Nominating and Governance Committees). After Mr. Shanfelter stepped down from the interim chief operating officer position on February 29, 2020, the Board determined that he was, once again, independent under the NYSE independence rules. Effective March 1, 2020, the Board appointed Mr. Shanfelter as Chair of the Compensation Committee. Effective January 1, 2021, Mr. Shanfelter became Chairman of the Board of Directors, replacing Mr. Daerr who has served in that capacity since 2007 and who continues to serve as a director. On April 6, 2022, Mr. Shanfelter was appointed as Interim Chief Executive Officer and Interim Chief Financial Officer in connection with Mr. Stauffer’s separation from the Company and, as a result, will not be considered independent while serving as Interim Chief Executive Officer and Interim Chief Financial Officer.

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Tenure Balance
Average Tenure = 7.6 years
7+
43%
0-4
57%
5-7
0%

Director Independence
Non-
Independent, 1
Independent, 6

Diversity
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
3
4
Minorities
Non-Minorities

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NOMINEES FOR DIRECTORS

The following sets forth certain biographical information for each of the director nominees, including his or her position with the Company and his or her business experience during the past five (5) years.

AUSTIN J. SHANFELTER

CHAIRMAN OF THE BOARD OF DIRECTORS, INTERIM CHIEF EXECUTIVE OFFICER AND

INTERIM CHIEF FINANCIAL OFFICER

DIRECTOR SINCE 2007

Mr. Shanfelter has been a member of our Board and a Class III director since May 22, 2007 and effective January 1, 2021 became Chairman of the Board of Directors.  On April 6, 2022, he was appointed Interim Chief Executive Officer and Interim Chief Financial Officer. He served as Chairman of our Compensation Committee from May 2007 until March 2019, immediately prior to his appointment as our Interim Chief Operating Officer, a position he held until February 2020.  In March 2020, following the end of his service as an interim officer, Mr. Shanfelter was once again appointed to serve as Chairman of our Compensation Committee, a position in which he served until June 1, 2021.  Mr. Shanfelter also served as a member of the Nominating and Governance Committee from May 2010 until March 2019, and stepped down as a member of the Compensation Committee effective March 24, 2022. Mr. Shanfelter served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant from 2007 to 2008. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from 2001 to 2007. From 2000 to 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer and prior to that role, he was a divisional president of MasTec from 1997 to 2000.

Mr. Shanfelter has been in the telecommunication, power, and specialty construction industry since 1981. Mr. Shanfelter became a member of the Society of Cable Television Engineers in 1982, the National Cable Television Association in 1991, and the Power and Communications Contractors Association (“PCAA”) in 1991, where he served as its President in 2007. Mr. Shanfelter was the majority owner and Chairman of Global HR Research LLC, a pre-employment screening company, from 2008 through 2016.  Mr. Shanfelter previously served as a member of the Board of Directors of Sabre Industries, a leading manufacturer of cell and power delivery structures. Mr. Shanfelter is currently serving on the Board of Governors of the National Wrestling Hall of Fame.  Mr. Shanfelter is the current Chairman of Champions4Children, a non-profit organization supporting children in the Fort Meyers, Florida area.

Mr. Shanfelter is well qualified to serve on our Board of Directors due to his 30 years or more of varied and challenging business experience and almost 15 years of experience as a member of the Company’s Board of Directors. He is currently serving as Chair of the Company’s Board of Directors and has twice served as Chair of the Compensation Committee. He has also temporarily served as Interim Chief Operating Officer of the Company from March 2019 until February 2021 and, thus, has an intimate and a vast awareness of the Company’s business operations. Elsewhere, Mr. Shanfelter has served on several other boards of directors and has President and Chief Executive Officer experience. The National Association of Corporate Directors had previously designated Mr. Shanfelter a Governance Fellow.

2022 Proxy Statement	24

MARY E. SULLIVAN

DIRECTOR SINCE 2019

CHAIR OF AUDIT COMMITTEE

MEMBER OF NOMINATING & GOVERNANCE COMMITTEE

Ms. Sullivan has been a member of our Board and a Class III director since her appointment to the Board effective January 1, 2019, and since that date has served as Chair of our Audit Committee and as a member of the Nominating and Governance Committee. Ms. Sullivan currently serves as CFO for Susser Holdings II, L.P. From 2000 to 2015, Ms. Sullivan worked for Susser Holdings Corporation (NYSE: SUSS), a company engaged in convenience store and fuel distribution operations, as Vice President of Finance and as Executive Vice President, Treasurer and Chief Financial Officer. From 2012 to 2015, Ms. Sullivan also served as Executive Vice President, Treasurer and Chief Financial Officer of Susser Holdings’ subsidiary, Susser Petroleum Partners (NYSE: SUSP/SUN). From 1999 to 2000, Ms. Sullivan served as Director of Finance for the City of Corpus Christi, Texas. Prior to this, Ms. Sullivan served as Controller of Elementis Chromium, LP, a chrome chemical manufacturer, from 1993 to 1999. From 1979 to 1992, Ms. Sullivan served in accounting positions and as Treasurer for Central Power and Light Company. Ms. Sullivan also has been a director of Susser Bank, a privately-owned community bank since 2018, and of its parent company, Susser Banc Holdings Corporation since 2021, and served as the Audit Committee Chair since July 2018 to November 2021.

Ms. Sullivan is well qualified to serve on our Board of Directors due to her more than forty years of financial and accounting business experience. She meets the standards as an audit committee financial expert and is currently serving as Chair of the Company’s Audit Committee. Ms. Sullivan is a Certified Public Accountant, a Certified Management Accountant, a Chartered Financial Analyst, Chartered Global Management Accountant, and a Project Management Professional. The National Association of Corporate Directors had previously designated Ms. Sullivan a Governance Fellow.

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QUENTIN P. SMITH, JR.

DIRECTOR SINCE 2022

MEMBER OF AUDIT AND COMPENSATION COMMITTEES

Mr. Smith has been a member of our Board as a Class II director since his appointment to the Board effective January 21, 2022. On March 24, 2022, Mr. Smith was appointed as a member of both the Audit and Compensation Committees. Mr. Smith is president of Cadre Business Advisors, LLC, a professional management-consulting firm with an emphasis on strategic planning, business development, and business performance improvement. He has 40 years of experience providing management services to publicly and privately held businesses and government agencies of virtually every size and scope. To effectively execute business strategies, he often assumes the role of board chairman, interim CEO, or special advisor to the CEO, taking responsibility for corporate governance, capital formation, setting the company’s operating strategy, and guiding it to profitability.

He is Chairman of Banner Health and serves on its Executive and Nominating & Governance and Compensation Committees; and is a Director of Store Capital (NYSE: STOR), is Chairman of its Compensation Committee and serves on its Nominating & Governance Committee. His additional past board service includes Arizona Public Service (NYSE: PNW), Rodel, Inc., iCrossing, Arizona MultiBank, Greater Phoenix Leadership, and the Morrison Institute for Public Policy at Arizona State University. Mr. Smith holds a bachelor’s degree in Industrial Management and Computer Science from the Krannert School of Business at Purdue University and a master’s degree in Business Administration from Pepperdine University in Malibu, California.

Mr. Smith is well qualified to serve on our Board of Directors due to his forty years or more of varied and challenging business experience. His private and public company expertise, in strategic planning, business development and business performance improvement are of particular note. Mr. Smith’s nomination and election are further steps in the refreshment and diversification efforts of the Board of Directors, thus expanding its variety of skill sets and professions, but also by helping it reflect the demographics of the communities served by the Company in terms of race, ethnicity, age, and gender.

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CONTINUING DIRECTORS

THOMAS N. AMONETT

DIRECTOR SINCE 2007

CHAIR OF NOMINATING & GOVERNANCE COMMITTEE

MEMBER OF COMPENSATION COMMITTEE

Mr. Amonett has been a member of our Board and a Class I director since May 22, 2007 and serves as the Chairman of the Nominating and Governance Committee, and as a member of the Audit Committee.  He served as President and Chief Executive Officer of Athlon Solutions LLC, a manufacturer and distributor of specialty chemicals and related services primarily to the refining and petrochemical industries, from April 2013 to May 2018.  From November 1999 to April 2013, he was President, Chief Executive Officer and a director of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services primarily to the oil and gas industry.  From July 2007 to November 2015, Mr. Amonett was a director of Hercules Offshore, Inc., a provider of contract oil and gas drilling services and lift boat services and served as Chairman of the Nominating and Governance Committee. Mr. Amonett was a director of Bristow Group Inc., a global provider of helicopter and other aviation services, from 2006 until 2019, where he served most recently as Executive Vice Chairman of the Board and previously served as a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Amonett also serves as a director of T. F. Hudgins Incorporated, Modumetal, Inc., and as Chairman of the Board of Ergon, Inc., all private companies. The National Association of Corporate Directors has designated Mr. Amonett a Board Leadership Fellow.

Mr. Amonett is well qualified to serve as one of our directors, based on his considerable management, operational, and financial experience in a wide range of industries. Of particular note is his service as President and Chief Executive Officer of several companies, his service as a director of other companies and his corporate governance experience and expertise.

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MICHAEL J. CALIEL

DIRECTOR SINCE 2019

MEMBER OF AUDIT AND COMPENSATION COMMITTEES

Mr. Caliel has been a member of our Board and a Class II director since his appointment to the Board effective January 1, 2019 and since that date has also served as a member of the Audit and Compensation Committees. Mr. Caliel served as President and Chief Executive Officer for Layne Christensen Company (NASDAQ:  LAYN) from 2015 to 2018, where he also served as a member of the Board of Directors.  Prior to this, from 2011 to 2014, Mr. Caliel served as President and Chief Executive Officer of Invensys Operations Management, a Division of Invensys PLC and from 2006 to 2011, he served as President, Chief Executive Officer and Director of Integrated Electrical Services, Inc. (NASDAQ-IESC). From 1993 to 2006, Mr. Caliel held various positions at Invensys, Inc., including President, Americas; President, North America and Europe, Middle East, and Africa; and President, Invensys Process Systems.  Prior to this, from 1991 to 1993, Mr. Caliel was Director of Marketing, Hydrocarbon Processing Industries for Honeywell, Inc. and from 1981 to 1991 he held a number of positions of increasing responsibility at Asea Brown Boveri, Inc.  The National Association of Corporate Directors had previously designated Mr. Caliel a Governance Fellow.

Mr. Caliel is well qualified to serve on our board of directors. He has extensive industry related operating and corporate experience, including international business experience. He has served as Chief Executive Officer at another public company and has been a member of the board of directors of other public companies.

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RICHARD L. DAERR, JR.

DIRECTOR SINCE 2007

MEMBER OF COMPENSATION COMMITTEE

Mr. Daerr has been a Class II director since May 22, 2007, and served as non-executive Chairman of the Board from May 22, 2007 until December 31, 2020, and is also currently serving as a member of the Compensation Committee. He was appointed Lead Independent Director on April 6, 2022. Mr. Daerr retired as Chairman of the Board December 31, 2020. Mr. Daerr founded RK Enterprises in 1997, a firm that has assisted companies and investor groups in developing and implementing strategic plans and initiatives focused primarily on the energy, biotechnology, engineering, construction, and pharmaceuticals industries. From 1994 to 1996, Mr. Daerr served as President and Chief Executive Officer of Serv-Tech, Inc., an industrial services company that was listed on the NASDAQ. Mr. Daerr worked for CRSS, Inc. from 1979 to 1992, where he served as General Counsel and Chief Administrative Officer, and as the President and Chief Operating Officer from 1990 to 1992. Prior to its acquisition, CRSS, Inc. was a NYSE listed company and one of the largest engineering, architectural, and construction management companies in the U.S. as well as one of the largest independent power producers in the U.S. CRSS owned a controlling interest in NATEC, Inc., a NASDAQ listed environmental services company of which Mr. Daerr was a director. From 1976 to 1979, Mr. Daerr was Associate Counsel with Dresser Industries, Inc., an industrial equipment, and materials supply company. From 1972 to 1976, he was a trial attorney with the antitrust division of the United States Department of Justice. Mr. Daerr has served on the boards of several private and public companies, including TIMEC Company, Inc., a refinery turnaround maintenance company, and from 2002 to 2007, he served as Chairman of its Independent Committee and served on its Audit Committee. From 2003 to 2014, Mr. Daerr served as a director and on the Audit Committee of DISA, Inc., an industrial drug testing and background checking company. From 2011 to 2015, Mr. Daerr served as a director and on the Audit Committee of ENTACT, Inc., an environmental remediation firm. In March 2015, Mr. Daerr began serving as a director of MES Partners, Inc., a broad-based industrial service company, and serves on the Compensation Committee. Mr. Daerr brings a vast amount of diverse experience to our Board, as he has served on numerous boards of public, private, and not-for profit companies, as well as serving as a committee member within those boards. Mr. Daerr has been a consultant to various companies in the areas of strategic planning, acquisitions, divestitures, and capital market transactions. As a former attorney with the Department of Justice and as counsel to other businesses in the public and private sectors, Mr. Daerr has dealt with many of the laws and regulatory issues that affect public companies today. The National Association of Corporate Directors had previously designated Mr. Daerr a Governance Fellow.

Mr. Daerr is well qualified to serve as one of our directors, having formally served as our Chairman of the Board of Directors for about fourteen years. He also has extensive industry related experience, has served on numerous public, private and not-for profit boards of directors and is a former attorney with the Department of Justice.

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MARGARET M. FORAN

DIRECTOR SINCE 2019

CHAIR OF COMPENSATION COMMITTEE

MEMBER OF NOMINATING & GOVERNANCE COMMITTEE

Ms. Foran has been a member of the Board and a Class I director since her appointment to the Board effective October 1, 2019, and since that date has served as a member of the Nominating and Governance Committee and the Compensation Committee. On June 1, 2021, Ms. Foran was appointed as Chair of the Compensation Committee. She is Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and prior to that, Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former director of Occidental Petroleum Corporation, where she served on the board from 2010 to 2020.

She is a former Director of The MONY Group Inc. and MONY Life Insurance Company. She served as Co-Chair and a director of the Council of Institutional Investors (CII) and Co-Chair of the CII International Corporate Governance Committee. She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She previously served two terms on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB) and is a member of the Economic Club of New York. Ms. Foran is a trustee of the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council. Ms. Foran is a National Association of Corporate Directors Certified Director.

Ms. Foran is well qualified to serve as one of our directors. She has extensive experience as a member of the board of directors of much larger corporations and is nationally recognize as a governance expert, having served in significant roles with the American Bar Association and the Business Roundtable Corporate Governance Task Force.

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MEETINGS OF THE BOARD OF DIRECTORS

Directors are expected to attend all meetings of the Board and each committee on which they serve, and the Board encourages all its members to attend each Annual Meeting of Stockholders.

The Board of Directors held six (6) meetings during 2021. Each director attended 100% of all meetings of the Board of Directors and committees on which he or she served, and all then-current directors attended the 2021 Annual Meeting of Stockholders.

Non-management directors meet in executive sessions on a regular basis, generally at both the beginning and the end of each regularly scheduled Board meeting. The Chairman of the Board presides over the executive session. In addition, the Audit Committee has adopted a practice of reserving time at each meeting to meet without members of the Company management present. The Compensation Committee has adopted a similar practice.

COMMITTEES OF THE BOARD

The Board has three standing committees: The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. These committees are comprised exclusively of independent directors as defined by the listing standards of the New York Stock Exchange (“NYSE”). Each committee is governed by a written charter approved by the Board of Directors. A copy of each charter is under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

AUDIT COMMITTEE

The Audit Committee helps set the “tone at the top” and assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

❖	To select the independent auditor to audit our annual financial statements;
❖	To approve the overall scope of and oversee the annual audit and any non-audit services;
❖	To assist management in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our compliance with legal and regulatory requirements;
❖	To discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
❖	To discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
❖	To discuss policies with respect to risk assessment and risk management; and
❖	To review with the independent auditor any audit problems or difficulties and management’s responses.

During 2021, Ms. Sullivan and Messrs. Amonett and Caliel served on the Audit Committee, with Ms. Sullivan serving as its chair. Effective March 24, 2022, Mr. Smith became a member of this Committee. The Board has determined each of the above to be independent under NYSE listing standards and applicable

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SEC rules applicable to audit committee members. In addition, Ms. Sullivan meets the relevant standards as an “audit committee financial expert” as defined by SEC rules. During 2021, the Audit Committee met four (4) times. A report by the Audit Committee is presented elsewhere in this proxy statement.

COMPENSATION COMMITTEE

The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

❖	To develop an overall executive compensation philosophy, strategy, and framework consistent with corporate objectives and stockholder interests;
❖	To review, approve and recommend all actions relating to compensation, promotion, and employment-related arrangements for senior management, including severance arrangements;
❖	To approve incentive and bonus plans applicable to senior management and administer awards under incentive compensation and equity-based plans;
❖	To review and recommend major changes to and take administrative actions associated with any other forms of non-salary compensation; and
❖	To review and approve or recommend to the entire Board for its approval, any transaction in our equity securities between us and any of our officers or directors subject to Section 16 of the Exchange Act.

During 2021, the Compensation Committee has been comprised of Ms. Foran and Messrs. Shanfelter, Daerr and Caliel, with Ms. Foran serving as Chair. Effective March 24, 2022, Mr. Smith replaced Mr. Shanfelter as a member of this Committee. The Board has determined each current and then serving member of the Compensation Committee to be independent while serving in such capacity, under the listing standards of the NYSE, both for directors generally and compensation committee members specifically. In addition, the Board determined that each member of the Compensation Committee was a non-employee director as defined in Rule 16b-3 of the Exchange Act Rule 16b-3 during his or her period of service on the committee. The Compensation Committee met six (6) times during 2021. A report by the Compensation Committee is presented elsewhere in this proxy statement.

Compensation Committee Interlocks and Insider Participation. As noted above, Messrs. Daerr, Caliel and Smith, and Ms. Foran currently serve on our Compensation Committee. No Compensation Committee member served as an officer or employee of our Company or any of our subsidiaries while serving on the Compensation Committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, when one of that entity’s executive officers served on our Board of Directors or on our Compensation Committee.

THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee recommends director candidates to the Board, oversees the evaluation of Board and Committee members, and develops and monitors corporate governance principles, practices and guidelines for the Board and the Company. Pursuant to its charter, the Nominating and Governance Committee has the following responsibilities, among others:

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❖	To identify individuals qualified to become Board members and to recommend that the Board select the director nominees for election at annual meetings of stockholders or for appointment to fill vacancies;
❖	To recommend to the Board director nominees for each committee of the Board;
❖	To advise the Board about appropriate composition of the Board and its committees;
❖	To advise the Board about, develop and recommend to the Board appropriate corporate governance practices, principles, and guidelines, and to assist the Board in implementing those practices;
❖	To lead the Board in its annual review of the performance of the Board and its committees; and
❖	To perform such other functions as the Board may assign to the committee from time to time.

During 2021, the Nominating and Governance Committee consisted of Mr. Amonett and Mses. Foran and Sullivan, with Mr. Amonett serving as Chair.  The Board has determined that each member of this committee was independent as defined in the applicable rules of the NYSE during his or her period of service. The Nominating and Governance Committee met four (4) times during 2021.

DIRECTOR NOMINATIONS BY STOCKHOLDERS

Any stockholder who wishes to recommend a nominee for director for the 2022 Annual Meeting of Company Stockholders must send written notice to the Corporate Secretary in accordance with instructions set forth below and later in this proxy statement under the caption “Submission of Stockholder Proposals for 2022 Annual Meeting.”

As provided in our Amended and Restated Bylaws, any stockholder notices of intention to nominate a director must include:

◾	The name and address of the stockholder;
◾	A representation that the stockholder is entitled to vote at the meeting at which directors will be elected;
◾	The number of shares of the Company that are beneficially owned by the stockholder; and
◾	A representation that the stockholder intends to appear virtually at the meeting to nominate the person or persons specified in the notice.

In addition, the notice must contain the following information with respect to the person nominated by the stockholder:

●	Name and address;
●	A complete resume or statement of the candidate’s qualifications, including education, work experience, industry knowledge, membership on other boards of directors, and civic activity;
●	A description of any arrangements and understandings between the stockholder and the nominee and any other persons pursuant to which the nomination is made;
●	The consent of each such nominee to serve as a director if elected; and
●	Such other information as required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations of the SEC and the NYSE.

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The Nominating and Governance Committee seeks to achieve a Board composed of diverse individuals who have experience relevant to the needs of the Company and who have a high level of professional and personal ethics. In addition, prospective directors must have time available to devote to Board activities. The Nominating and Governance Committee uses a variety of methods and multiple sources to identify and evaluate nominees for directors, including referrals from other directors and management, recommendations by stockholders, and third-party professional search firms.

The Company did not receive any stockholder nominations for director to be considered by the Nominating and Governance Committee for the Annual Meeting and, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly nominate a candidate for director for consideration at this year’s Annual Meeting.

ANNUAL PERFORMANCE EVALUATIONS

The Board and its committees conduct self-performance evaluations and review each committee charter. In addition, our Corporate Governance Guidelines are reviewed and reassessed for adequacy annually.

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BOARD MEMBERSHIP MATRIX

The matrix below reflects the composition and competencies of our current Board of Directors.

Qualification	Austin J. Shanfelter (Chairman)	Thomas N. Amonett	Michael J. Caliel	Richard L. Daerr, Jr.	Margaret M. Foran	Mary E. Sullivan	Quentin P. Smith, Jr.
Regulatory Compliance
Independent Director per SEC & NYSE	✓	✓	✓	Lead Independent Director	✓	✓	✓
Independent Director per ISS & GL	✓	✓	✓	✓	✓	✓	✓
Qualified Designated Financial Expert	N/A	N/A	N/A	✓	✓	✓
Personal
Prior Public Board Experience	✓	✓	✓	✓	✓	✓	✓
Prior Private Board Experience	✓	✓	✓	✓	✓	✓	✓
# of other current public boards	0	0	0	0	1	0	1
Previous NACD Fellowship	✓	✓	✓	✓	✓	✓
Ethnic diversity							✓
Gender diversity					✓	✓
Birth Year	Aug. 1957	Oct. 1943	May 1959	Aug. 1944	Nov. 1954	Nov. 1956	June 1951
Director Since	May 2007	May 2007	Jan. 2019	May 2007	Oct. 2019	Jan. 2019	Jan. 2022
Retired or Employed Full Time	Retired	Retired	Retired	Retired	Employed	Employed	Employed
Public Company Experience	✓	✓	✓	✓	✓	✓	✓
Private Company Experience	✓	✓	✓	✓	✓	✓	✓
Not-for-Profit Experience				✓	✓	✓	✓
Government Experience				✓		✓
Academia					✓
Community Leadership / Philanthropic Experience	✓	✓	✓	✓	✓	✓	✓
Board Committees
Audit	N/A	Member	Member	N/A	N/A	Chair	Member
Nominating and Governance	N/A	Chair	N/A	N/A	Member	Member	N/A
Compensation	N/A	N/A	Member	Member	Chair	N/A	Member
Decision-Making Experience at Executive Level ("DM") or Other Substantial Experience ("S")
Current or recent public company CEO	✓	✓	✓				✓
Prior Committee expertise	✓	✓	✓	✓	✓	✓	✓
Relevant industry expertise	✓	✓	✓	✓
Consolidation/M&A expertise		✓		✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
Accounting			✓		✓	✓
Marketing / Finance			✓	✓	✓	✓	✓
Technology / New media						✓	✓
Human Resources / Compensation	✓					✓	✓
Health, Safety, Environment & Sustainability	✓	✓	✓	✓	✓	✓
International Business		✓	✓	✓	✓
Corporate Governance		✓		✓	✓		✓
Legal / Compliance				✓	✓

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DIRECTOR COMPENSATION

The following table describes the compensation earned by persons who served as non-employee directors during 2021.

Name*	Fees Earned or Paid in Cash[1]	Stock Compensation[2]	Total
Thomas N. Amonett	$92,250	$90,000	$182,250
Michael J. Caliel	$83,250	$90,000	$173,250
Richard L. Daerr, Jr.	$79,750	$90,000	$169,750
Margaret M. Foran	$89,083	$90,000	$173,083
Austin J. Shanfelter	$175,417	$190,000	$365,417
Mary E. Sullivan	$92,250	$90,000	$182,250

*    Excludes Quentin P. Smith, Jr., who was not appointed to the Board of Directors until January 21, 2022.

The Compensation Committee of the Board of Directors retained Meridian Compensation Partners, LLC, an independent consulting firm, to assist in determining the components and amounts of director compensation for 2021 based on comparisons of board compensation in similarly situated companies.

Our director compensation program typically consists of both cash and equity compensation. In 2021, the Compensation Committee granted equity awards to our non-employee directors valued at $90,000 per director and currently expects to grant equity awards to non-employee directors during fiscal 2022. The current schedule of director fees paid in cash is as follows:

Fee Description	Annual Amount
Board Service Annual Cash Retainer	$85,000
Board Chair Annual Additional Cash Fee	$100,000
Each Committee Chair, Additional Annual Cash Fee	$10,000
Board Service Annual Equity Grant	$90,000
Board Chair Additional Annual Equity Grant	$100,000

All cash retainers are paid quarterly in arrears. The Company also reimburses non-employee directors for reasonable travel and lodging expenses incurred in attending Board and committee meetings.

1 Amounts in this column represent retainers and chairmanship fees as detailed in the chart.

2 Each of our non-employee directors was awarded 14,975 shares of common stock in May 2021; however, Mr. Shanfelter was also awarded 33,190 shares on September 8, 2021, as a result of temporarily assuming additional duties as Chairman of the Board of Directors.

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EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the executive officers of the Company serving as of the date of this proxy statement.* All executive officers are appointed by, and serve at the pleasure of, the Board. There is no family relationship between or among any of the Company’s directors and executive officers.

Name	Age	Position with the Company
Austin J. Shanfelter	64	Interim Chief Executive Officer and Interim Chief Financial Officer
Peter R. Buchler	75	Executive Vice President, Chief Administrative Officer, Chief Compliance Officer, General Counsel, and Secretary

*      Excludes Mark R. Stauffer, who separated from the Company as President, Chief Executive Officer, and Interim Chief Financial Officer on April 6, 2022, and Robert L. Tabb, who resigned as Executive Vice President, Chief Financial Officer and Treasurer, effective October 29, 2021.

Below is a summary of the business experience of our current executive officers other than Mr. Shanfelter, our Interim Chief Executive Officer and Interim Chief Financial Officer (whose business experience is included under the above caption “Background of Continuing Directors”).

PETER R. BUCHLER

Mr. Buchler joined the Company as Vice President, General Counsel and Corporate Secretary in September 2009. He subsequently became the Company’s Chief Compliance Officer and effective January 1, 2010, became Executive Vice President. In 2011, he became our Chief Administrative Officer. Prior to joining the Company, Mr. Buchler founded and operated The Buchler Group, LLC, a consulting firm providing corporate and contracting advisory services to the domestic and international construction industry. From 2003 to 2008, Mr. Buchler worked for Global Industries, Ltd. (formerly NASDAQ: GLBL) in various capacities, including Assistant General Counsel, Vice President Commercial and Subcontracts, and Vice President of Asia Pacific. Prior to this, he served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Cooperheat-MQS, Inc. Even earlier, he served as Assistant General Counsel, Corporate and subsequently Assistant General Counsel, Marine Construction, Shipbuilding and Industrial Services segments of McDermott International, Inc. (formerly NYSE: MDR). Mr. Buchler is a B-52 combat veteran, is the former Chief Judge Advocate General of the Louisiana Air National Guard and has over 40 years of experience, in the marine construction industry. He is admitted to practice law in Texas and Louisiana, is certified as a Compliance and Ethics Professional by the Society of Corporate Compliance and Ethics, and the National Association of Corporate Directors had previously designated him as a Governance Fellow.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERS

The following two tables, based in part upon information supplied by officers, directors, and certain stockholders, sets forth the percentage of ownership of the Company’s outstanding common stock as of the Record Date by:

(1)	Each person or entity who is known by the Company to own beneficially more than 5% of the Company’s outstanding common stock;
(2)	Each of the Company’s directors;
(3)	Each of the Company’s named executive officers, and
(4)	All directors and executive officers of the Company as a group.

Name and Address of 5% Stockholders	Shares Beneficially Owned	Percent of Shares[1]
Brandes Investment Partners, L.P.[2]	3,178,087	10.5%
Dimensional Fund Advisors, LP3	2,124,131	7.0%

1Calculated based on 30,204,276 shares of common stock outstanding on the Record Date.

2Based on information set forth in a Schedule 13G filed with the SEC on February 8, 2021, by Brandes Investment Partners, L.P., 4275 Executive Square, 5th Floor, La Jolla, CA 92037. Brandes Investment Partners, L.P., an investment advisor, filed this Schedule 13G pursuant to a Joint Filing Agreement by and between Co-GP, LLC, Brandes Worldwide Holdings, L.P., and Glenn Carlson, respective control persons of the investment advisor, reports that it has shared voting power for 1,958,087 shares and shared dispositive power over all reported shares.

[3]

Based on information set forth in a Schedule 13G filed with the SEC on February 8, 2021, by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Fund Advisors LP, an investment adviser, reports that it has sole voting power for 2,070,663 shares and sole dispositive power over all reported shares.

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SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Owned (1)	Shares Acquirable Within 60 days Upon the Exercise of Stock Options (2)	Total Beneficial Ownership	Percent of Class (3)
Directors:
Thomas N. Amonett	199,420	-	199,420	*
Michael J. Caliel	111,643	-	111,643	*
Richard L. Daerr, Jr.	208,280	-	208,280	*
Margaret M. Foran	69,016	-	69,016	*
Austin J. Shanfelter	163,865	-	163,865	*
Quentin P. Smith, Jr.	8,929	-	8,929	*
Mary E. Sullivan	169,143	-	169,143	*
Named Executive Officers:
Mark R. Stauffer, former Chief Executive Officer	1,021,680	355,263	1,376,943	4.5%
Robert L. Tabb[4]	105,623		105,623	*
Peter R. Buchler	377,297	97,626	474,923	1.6%
Current Directors and Officers as a group (8 Persons):	1,307,593	97,626	1,405,219	4.6%

*	Less than 1%

(1)	Includes time- based restricted stock for which vesting restrictions have not lapsed, however, the recipient retains voting rights.
(2)	Includes shares of our common stock that may be acquired under outstanding stock options that are currently vested or will vest within 60 days of the Record Date.
(3)	Calculated based on 30,204,276 shares of common stock outstanding on the Record Date. For each individual who holds options, this percentage is determined by assuming he exercises all of his options that are vested on or within 60 days of the Record Date.
(4)	Excludes restricted shares, performance based RSUs, and stock options forfeited as a result of Mr. Tabb’s October 29, 2021 resignation from the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation philosophy and objectives, each element of our executive compensation program and how the Compensation Committee of the Board of Directors (referred to throughout this CD&A as the “Committee”) made its compensation decisions for our 2021 NEOs listed below:

NEO	CURRENT TITLE
Peter R. Buchler	Executive Vice President, Chief Administrative Officer, General Counsel, Corporate Secretary and Chief Compliance Officer
Mark R. Stauffer	Former President, Chief Executive Officer, and Interim Chief Financial Officer
Robert L. Tabb	Former Executive Vice President, Chief Financial Officer and Treasurer

EXECUTIVE SUMMARY

It is our goal to be the premier specialty construction company, focused on providing solutions for our customers across the infrastructure, industrial, and building sectors, while maintaining a healthy financial position and maximizing stakeholder value. Our executive compensation programs are structured to support our business strategy and to ensure long-term alignment between our executives and our stockholders.

2021 BUSINESS OVERVIEW

Our Company is a leading specialty construction company serving the infrastructure, industrial and building sectors. We provide services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin through our marine segment and our concrete segment. Our marine segment provides construction and dredging services relating to marine transportation facility construction; marine pipeline construction; marine environmental structures; dredging of waterways, channels, and ports; and environmental dredging, design, and specialty services. Our concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural, and other associated business areas. We are headquartered in Houston, Texas with regional offices throughout our operating areas.

COVID-19 IMPACT

2021 was a challenging year for people around the globe as the COVID-19 pandemic presented unprecedented disruptions to communities and businesses. Understanding our responsibility to our stockholders, our employees, and the communities in which we operate, we took the following actions during 2021:

●	Maintained our emphasis on safe, environmentally responsible, and sustainable operations;
●	Implemented actions to ensure employee, customer, and community safety;
●	Provided employees and customers with access to the latest guidelines from the CDC; and
●	Increased workplace flexibility, providing work from home opportunities where possible in alignment with local health guidelines

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BUSINESS HIGHLIGHTS

In 2021, we continued to execute on our Invest, Scale and Grow (“ISG”) initiative to deliver improved cash flow and liquidity while positioning for future profitable growth. Despite global challenges brought about by the COVID-19 pandemic, which resulted in reduced revenues and earnings in comparison to 2020, we were able to improve our financial situation and position for future growth with a 34% increase in fourth quarter backlog.

Positioned for Growth Fourth Quarter Backlog $590 Million vs. 2020: $439.5 Million	Disciplined Bid Process 27% more work won in 2021 Quoted work up 63% vs. 2020	Market Dynamics Infrastructure Act Improving End Markets

SUMMARY OF 2021 EXECUTIVE COMPENSATION DECISIONS

As described in greater detail below, the three primary components of our program are base salaries, annual bonus opportunities, and long-term equity incentive awards. Highlights of our 2021 program include:

❖   Base Salaries: For 2021, the Committee approved salary increases for all of our NEOs. Adjustments reflected a desire to recognize the significant growth and improved performance of the Company during 2020, and to align NEO salaries more closely with the market median among our peers. Mr. Tabb’s increase also reflected continued growth into his role as CFO.

❖   Annual Bonus Plan: For 2021, the Committee established financial, strategic, and individual goals under our NEO Bonus Plan (“NBP”). Based in part upon 2021 performance for NBP purposes, no bonuses were earned by any of the NEO’s in respect of 2021.

❖   Equity Awards: In May 2021, the Committee maintained our focus on performance-based equity by approving equity incentive awards for our NEOs with 60% of total value in the form of performance-based restricted stock units (PRSUs), and 40% in the form of time-vested restricted shares. The Committee also approved a change to 2021 PRSUs to use a full three-year performance period for measuring Return on Capital performance.

OUR EXECUTIVE COMPENSATION PRACTICES

Adherence to executive compensation best practices is a critical component of good corporate governance, aids our committee in its decision-making process, enhances our ability to manage compensation-related risk,

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and is in the best interests of our stockholders and executives. Below are highlights of our current practices and policies that guide our executive compensation program:

What We Do	What We Don’t Do
Pay for performance	No tax gross ups
Significant emphasis on at-risk pay	No repricing of stock option awards
Executive and director stock ownership requirements	No hedging of Company stock
Independent Compensation Consultant	No special benefits or perquisites for NEOs
Double-trigger vesting of equity awards upon a change of control	No accelerated vesting of equity awards upon termination, except after a change of control

2021 SAY ON PAY

At our 2021 annual meeting of stockholders, we received 96.2% support for our advisory vote on executive compensation. The Committee values the input of our stockholders on the design of our executive pay programs. Throughout the year, we regularly engage in discussions with stockholders regarding a variety of topics related to our business, including executive compensation. While we believe that the 2021 vote reflects strong stockholder support, we remain committed to ensuring that our program remains aligned with the interests of our stockholders, with our guiding principles, and with evolving best practice standards of good governance.

96.2% Support in 2021

CEO PAY AT A GLANCE

Our program is structured to place a majority of CEO compensation at risk, with realizable value dependent upon company financial performance. During 2021, the Compensation Committee maintained an emphasis on performance-based equity and near-term performance improvement. In addition, considering the price of our stock on the date of grant and in order to limit dilution of stockholder value, the Committee kept grant date values of our 2021 long-term incentive (LTI) awards similar to 2019 LTI awards, which were significantly reduced from prior years.

Component of Pay	2021 Action
Base Salary	Average 27% increase in early 2021 intended in part to recognize significant growth and improved performance during 2020 First increase in five years also position salaries around the peer median
Annual Incentive	Target opportunity increased from 80% to 100% of salary Opportunity aligned with market median (first increase in 5 years) No bonus paid for 2021 performance
LTI Award	Grant date value increased to align closer to peer median Restricted stock: 40% of total value Performance-based RSUs: 60% of total value Performance period for 2021 PRSUs extended to three years

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CEO Compensation Aligned with Performance		CEO Equity 67% Performance-Based
2021 TSR: -24%	CEO realizable pay: 37% below target

CEO target compensation includes base salary, target bonus opportunity, and the grant-date (reported) value of 2021 equity grants. CEO realizable compensation includes base salary, actual bonus paid for 2021 performance ($0), and the year-end value of equity granted during 2021 based upon stock price on December 31, 2021.

WHAT GUIDES OUR PROGRAM

Our Company is one of the leaders in the specialty construction industry in part because of highly experienced and talented people. To ensure that we are positioned for future success, we must attract, retain, and engage the talent necessary to grow the Company, to ensure the quality and sustainability of that growth, and to produce positive long-term returns for our stockholders.

We have designed our executive compensation program to provide an externally competitive and internally equitable total rewards package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation. To further our mission of producing superior financial returns for our stockholders, we have designed our program with the following objectives:

Objectives	Our Approach
Pay for Performance	◾ Provide the majority of NEO pay in the form of short-term cash and long-term equity incentives whose realized value is dependent upon our financial performance
Stockholder Alignment	◾ Encourage and facilitate meaningful long-term share ownership by our NEOs through annual LTI awards and robust share ownership guidelines
Attract and retain highly qualified talent

◾   Target NEO compensation opportunities to be competitive at the median of the market for similarly situated executives in our peer group

◾   Provide a significant portion of NEO compensation in the form of LTI awards that vest or are earned over multiple years

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PRINCIPAL ELEMENTS OF COMPENSATION

Our philosophy and objectives are supported by the following principal elements of pay in our 2021 executive compensation program:

Element	Form	Description
Base Salary	Cash (fixed)	◾ Fixed cash payment for performing day-to-day responsibilities ◾ Critical in attracting and retaining qualified personnel
Annual Cash Bonus	Cash (variable)	◾ Competitive annual incentive opportunity for achieving short-term financial goals and strategic objectives measured over the current year
LTI Awards	Equity (variable)

◾   Performance-based RSUs that can be earned based upon achieving financial performance goals over a three-year period

◾   Restricted shares with multi-year vesting that provide immediate retention value and direct alignment with stockholders by encouraging long-term share ownership

2021 TARGET PAY MIX

In 2021, the Compensation Committee set target total direct compensation consistent with our long-standing philosophy of making a majority of NEO pay at risk for financial and stock price performance and continued employment.

Base Salary	Target Bonus	Performance Based RSUs	Restricted Shares

The portion of pay attributable to long-term equity in 2021 increased relative to 2020, in part due to a desire to align opportunities more closely with our competitive market. In contrast to our 2020 equity awards, Performance-based RSUs granted in 2021 have a full three-year performance period, further emphasizing the importance of sustained long-term financial results and growth in shareholder value. The Committee believes that 2021 equity awards, in combination with the awards granted in prior years, provide a significant incentive to drive performance and growth in stockholder value over the long term.

OUR PROCESS

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THE ROLE OF THE COMPENSATION COMMITTEE

Our Board is responsible for making decisions about the compensation of our NEOs. The purpose of its Compensation Committee, which is composed solely of independent directors, is to assist the Board in discharging this responsibility by, among other things:

❖Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;

❖Reviewing and discussing with management the relationship between the Company’s compensation policies and practices, including the extent to which those policies and practices create risks for the Company;

❖Reviewing and approving all company goals and objectives (both financial and nonfinancial) relevant to the compensation of the CEO;

❖Evaluating, together with the other independent directors, the performance of the CEO in light of these goals and objectives and the quality and effectiveness of his leadership;

❖Recommending to the Board for approval by the independent directors each element of the compensation of the CEO;

❖Reviewing the performance evaluations of all other members of executive management (the CEO is responsible for the performance evaluations of the non-CEO executive officers);

❖Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management; and

❖Granting all awards under our equity compensation plans and overseeing the administration of all such plans.

The Committee works very closely with management and the Committee’s independent consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in its charter, which is available under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

THE ROLE OF MANAGEMENT

The CEO, who may attend part of certain Committee meetings at the Committee’s request but is not present when the Committee makes determinations regarding his compensation, assists the Committee in determining the compensation of all other NEOs other than himself. Input provided by our CEO includes:

❖	Recommending any annual merit increases to the base salaries of the other NEOs; and
❖	Establishing annual individual performance objectives for the other NEOs and evaluating their performance against such objectives, subject to Committee approval.

The other NEOs do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the CEO.

THE ROLE OF THE INDEPENDENT CONSULTANT

In furtherance of the Committee’s responsibility, the Committee engages an independent advisor to assist the Committee in evaluating our executive compensation. During 2021, the Committee engaged Meridian Compensation Partners. Meridian reported directly and exclusively to the Committee. During 2021, Meridian provided the Committee competitive marketplace compensation data for executives and directors and commented on the competitiveness and reasonableness of our executive and director compensation programs,

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as well as trends and developments impacting executive pay. The Committee regularly reviews the services provided by its outside consultants and based on the information provided by Meridian, determined that they were independent in providing executive compensation consulting services.

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THE ROLE OF PEER GROUPS AND MARKET DATA

Paying competitively is critical to attracting and retaining experienced talent. In order to help ensure pay levels are competitive, we consider external survey data and data from peer group compensation disclosures as important market reference points around which to make well-informed compensation decisions. While we do not consider market data to be determinative, we generally target the median of the market for pay opportunities, with the potential (through annual cash incentives and long-term equity incentives) for executives to earn more or less than the market median depending upon performance.

The Committee periodically reviews the appropriateness of our pay posture in light of company and individual performance, as well as other factors specific to individual executives (such as tenure and internal equity concerns). No single position in the referenced surveys or within our peer group fully captures the breadth of the responsibilities of certain of our NEOs.

For 2021 NEO compensation decisions, the Committee considered market data provided by Meridian that reflected compensation for a peer group of 15 publicly traded engineering and construction firms. While we have very few direct “peers” in the market, the companies in this group were identified in consultation with Meridian as potential competitors for talent with businesses of similar financial size and scope. Each year, the Committee reviews the peer group in order to determine whether the companies in the group remain appropriate. A summary of the companies included in the 2021 peer group compensation review is provided below.

2021 COMPENSATION PEER GROUP
Company Name	Industry Focus
Aegion Corporation	Construction & Engineering
Argan Inc.	Construction & Engineering
Eagle Materials	Construction Materials
Great Lakes Dredge & Dock	Construction & Engineering
Gulf Island Fabrication	Oil & Gas Equipment & Services
IES Holdings	Construction & Engineering
Insteel Industries	Building Productions
L.B. Foster Company	Industrial Machinery
Matrix Service Company	Construction & Engineering
MYR Group	Construction & Engineering
Northwest Pipe Company	Construction & Engineering
Sterling Construction Company	Construction & Engineering
Team, Inc.	Environmental & Facilities Svcs.
US Concrete	Construction Materials
VSE Corporation	Diversified Support Services

At the time of the annual review, our projected 2021 revenues and assets fell within the middle range of the peer group. As in past years, the Committee will review and revise this group as appropriate in 2022.

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To supplement the peer group data (which were collected from proxy compensation disclosures), Meridian also provided compensation statistics from a review of compensation survey data. Data reflected compensation rates across a broad group of general industry companies with revenues comparable to our own. Using a robust survey sample in combination with peer group data (along with the practice of reviewing market quartiles as opposed to averages) mitigates the impact of outliers, year-over-year volatility of compensation levels, and the risk of selection bias.

Considering the value of LTI awards approved in May 2021, target total compensation for our NEOs was within the market median range in Meridian’s analysis.

2021 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

BASE SALARY

Our primary objective with respect to the base salary levels of our NEOs is to provide sufficient fixed cash income to retain and attract these experienced and valuable executives in a competitive market for executive talent. The base salaries of our NEOs are reviewed and adjusted (if appropriate) annually to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another. The NEOs received the following base salary adjustments in 2021:

NEO	2020 Base Salary	2021 Base Salary	Percent Change
Mr. Stauffer*	$ 570,000	$ 725,000	27%
Mr. Tabb**	$ 325,000	$ 425,000	31%
Mr. Buchler	$ 350,000	$ 375,000	7%

*   Mr. Stauffer served as our President and Chief Executive Officer, and Interim Chief Financial Officer until April 6, 2022.

** Mr. Tabb served as our Executive Vice President, Chief Financial Officer and Treasurer until October 29, 2021.

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ANNUAL CASH INCENTIVES OVERVIEW

Annual cash incentive opportunities for our NEOs during 2021 were provided through our NEO Bonus Plan (NBP), as described below.

NEO BONUS PLAN DESIGN

Under the NBP, annual target incentive opportunities are expressed as a percentage of base salary and are established by the Committee based on the NEO’s level of responsibility and his ability to impact overall results. Actual bonus payouts during 2021 were contingent upon achievement of specific financial, strategic, and individual goals, as shown:

Corporate Financial Performance Adjusted (EBITDA)	+	Strategic Goal Achievement Factor	+	Individual Goal Achievement Factor	=	Earned Bonus

The Committee establishes specific goals for each component. If performance for the financial portion falls below threshold, no bonus is funded under the plan for any of the performance metrics, financial or nonfinancial. However, the Compensation Committee retains discretion to award bonuses based upon consideration of other factors, including performance on established non-financial goals.

2021 ANNUAL INCENTIVES

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, adjusted to include the add back of one-time, non-recurring expenses, such as the cost incurred to implement the Company’s new ERP system) is a key financial performance measure for our Company because it allows our management team and other reviewers of our financial statements (such as investors and analysts) to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost. 2021 Adjusted EBITDA goals and actual performance for the financial portion of the NBP are summarized below:

FINANCIAL PERFORMANCE

Performance Level	Adjusted EBITDA Performance	Bonus Pool Funding (as a % of Target)
Below Threshold	< $45.1 million	0%
Threshold	$45.1 million	50%
Target	$56.4 million	100%
Maximum	$67.7 million	200%
Actual 2021 Performance	$17.4 million	0%

STRATEGIC AND INDIVIDUAL PERFORMANCE

Key achievements considered by the Committee in their evaluation of strategic and individual performance included:

❖	Achieve at least 8.7% ROIC for 2021 (compared to budget of 8.2%)
❖	Secure at least $25 million of new concrete work outside of Texas; and
❖	Monetize real estate through sale of at least one of the following properties:
●	Tyson Avenue Office/Yard – Tampa, FL
●	North Yard – Port Lavaca, TX; and/or

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●	EWJPA – Houston, TX

Based upon corporate and individual achievements, the Compensation Committee determined that no Bonus was achieved and warranted for 2021.

AWARD DETERMINATION FOR 2021 PERFORMANCE

The table below provides a summary of the individual target incentive award opportunities, as well as actual awards earned.

	Target Award Opportunity		Approved Award
NEO	As a% of Eligible Salary	Dollar Value	Dollar Value	Percent of Target
Mr. Stauffer	100%	$725,000	$0	0%
Mr. Tabb	75%	318,750	0	0%
Mr. Buchler	60%	225,000	0	0%

LONG-TERM EQUITY INCENTIVES

Consistent with the Company’s compensation philosophy, the Committee believes that LTI awards should promote improvements to stockholder value and strongly align the interests of our NEOs with those of our stockholders. Specifically, NEOs should hold a meaningful amount of unvested equity, which not only aligns their long-term interests with those of our stockholders, but also serves as an effective retention tool. For 2021, the mix of LTIs included the following:

Performance-Based RSUs	Restricted Shares
60% of total value	40% of total value

◾     Performance contingent

◾     Earned based on average ROIC over the three fiscal years 2021, 2022 and 2023

◾    Threshold ROIC performance (80% of target) is 10.0%; if achieved, 50% of the award vests; if ROIC is below threshold, the entire award is forfeited

◾     At ROIC target performance of 12.5%, 100% of the performance based RSUs will vest, and at ROIC of 15.0% or greater, 200% will vest

◾     Results falling in between any two performance levels will result in a prorated number of shares earned

◾     Payout occurs after end of three-year performance period for 2021 awards

◾ Time-vested ◾ Awards vest 1/3 on the first, second and third anniversaries of grant ◾ Ties our NEOs directly to our stockholders with awards that encourage retention and long-term share ownership

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2021 TARGET LONG-TERM INCENTIVE AWARD GRANTS

The table below shows the long-term incentive awards granted in 2021 to each of the NEOs.

NEO	Performance-Based RSUs (#)	Time-Based Restricted Stock (#)	Total Grant Value
Mr. Stauffer	132,000	88,000	$1,322,200
Mr. Tabb	60,000	40,000	601,000
Mr. Buchler	48,000	32,000	480,800

2020 PERFORMANCE-BASED RSU PAYOUTS

Performance-based RSUs granted in 2020 were earned based upon ROIC performance for the final two quarters of 2020 and the first two quarters of 2021. Based upon ROIC performance of 9.7% versus a target of 7.7%, the Compensation Committee approved a payout of 186.52% of target, with 100% of each officer’s payout settling in shares. The earned shares vested 50% upon approval of the payout, while the remaining 50% vest in two equal tranches in August 2022 and August 2023.

NEO	Performance-Based Restricted Stock Granted (#)	Performance Factor (% of target)	Shares Earned
			Settled in Shares (#)	Settled in Cash (#)
Mr. Stauffer	335,739	186.52%	335,739	0
Mr. Tabb	111,913	186.52%	111,913	0
Mr. Buchler	111,913	186.52%	111,913	0

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OTHER PROGRAMS, POLICIES AND GUIDELINES

STOCK OWNERSHIP REQUIREMENTS

To further enhance our focus on stockholder alignment, our executive compensation program includes stock ownership requirements for our NEOs and our directors. The required ownership levels are expressed as a multiple of salary (for NEOs) or a multiple of the annual Board retainer (for directors), as summarized in the table below:

Covered Position	Stock Ownership Requirement (Minimum Value)
CEO	3.0x
CFO	2.0x
Other NEOs	1.5x
Directors	3.0x

Shares that may be counted toward the satisfaction of these guidelines include shares held outright, through benefit plans or in trust, unvested restricted shares, and in-the-money value of unexercised stock options. Directors and NEOs have five years from the date first subject to these guidelines to comply with the minimum ownership requirement.

BENEFITS

Each NEO is eligible to participate in the same benefit plans and programs that are (or in the future may be) available to our other salaried employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. This also includes our 401(k) plan, which provides that we match 100% on the first 2% of eligible compensation contributed to the plan, and 50% on the next 2% of eligible compensation contributed to the plan. These matching contributions vest over a four-year period. At our discretion, we may make additional matching and profit-sharing contributions to the plan.

We do not have any supplemental benefits or perquisites for our NEOs that are not generally available to other salaried employees in the organization, except for auto allowances, which are provided to a number of our personnel. We believe providing our NEOs with this benefit meets a legitimate business need and is competitively appropriate.

We do not own any interest in or lease any aircraft, nor do we pay or reimburse country club memberships, nor do we provide any retirement benefits beyond what is generally available to all employees. However, the Committee in its discretion may revise, amend, or add to the officers’ executive benefits and perquisites as it deems advisable.

The Committee reviews the overall cost to us of our benefit programs generally on an annual basis or when changes are proposed. The Committee believes that the benefits provided by these programs have been important factors in attracting and retaining key employees, including the NEOs.

INSIDER TRADING AND SPECULATION IN ORION STOCK

We have established policies prohibiting our officers, directors, and employees from purchasing or selling Company securities while in possession of material or nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our officers, directors, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded

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options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.

HEDGING IN OUR STOCK BY DIRECTORS, OFFICERS, AND EMPLOYEES IS PROHIBITED BY THE ABOVE POLICIES.

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES

Management has conducted an in-depth risk assessment of our compensation policies and practices and concluded that that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified.

POST-EMPLOYMENT COMPENSATION

We have employment agreements with our NEOs that entitle them to certain severance benefits in the case of a qualifying termination. Severance payments following a change in control are subject to a double trigger, and we do not provide excise tax gross-up payments.

Absent a change in control, in the event of a resignation for “good reason” (as defined in the agreements) or a termination without cause, each of our NEOs is entitled to one year of his base salary. Following a change in control, in the event a resignation for “good reason” (as defined in the agreements) or a termination without cause following a change-in-control, each of our NEOs is entitled to receive his respective base salary for two to three years (varying by position level). We do not provide any tax gross-ups. With respect to unvested equity, NEOs may exercise vested stock options following termination, but upon termination all unvested restricted stock and performance based RSUs lapse according to the terms of our long-term incentive plan. Severance payments following a change in control are subject to a double trigger, and we do not provide any tax gross-up payments.

The Company provides these contractual severance benefits in order to help support retention of valuable executive talent, and to ensure that executives remain focused on the best interests of stockholders — particularly in the context of any potential transaction. The Committee believes that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

TAX DEDUCTIBILITY OF COMPENSATION

The committee considers certain tax implications when designing our executive compensation programs and certain specific awards. However, the committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the committee has discretion to authorize compensation that does not qualify for income tax deductibility.

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EXECUTIVE COMPENSATION

The table below sets forth information regarding compensation earned by, awarded to, or paid to anyone who served as the Company’s principal executive officer or principal financial officer during fiscal year 2021, and our other NEOs as of December 31, 2021 (collectively, the NEOs).

SUMMARY COMPENSATION TABLE

					Equity Awards[3]			Total
				Non-Equity
				Incentive Plan	Stock	Option	All Other
Name	Year	Salary[1]	Bonuses	Compensation[2]	Awards	Awards	Compensation[4]	Total
Mark R. Stauffer Former President, CEO and Interim CFO[5]	2021	$686,250	$0	$0	$1,322,200	$0	$23,700	$2,032,150
	2020	$570,000	$0	$769,578	$617,400	$0	$23,550	$1,980,528
	2019	$570,000	$175,000	$0	$294,000	$0	$24,150	$1,063,150

Robert L. Tabb[6] Former EVP, CFO & Treasurer	2021	$383,654	$0	$0	$601,000	$0	$18,493	$1,003,147
	2020	$305,100	$0	$309,617	$230,800	$0	$18,375	$863,892
	2019	$261,538	$75,000	$0	$98,000	$0	$19,927	$454,465

Peter R. Buchler EVP, CCO, CAO, GC & Secretary	2021	$368,750	$0	$0	$480,800	$0	$20,417	$869,967
	2020	$350,000	$0	$333,433	$230,800	$0	$18,456	$932,689
	2019	$350,000	$75,000	$0	$98,000	$0	$20,167	$543,167

1Salary paid during 2021.

2For information regarding the NBP for fiscal 2021, please see the discussion entitled “Executive Compensation Program in Detail – Annual Cash Incentives” in the Compensation Discussion and Analysis section of this proxy statement.

3Represents the grant date fair value of equity awards granted during the fiscal year as determined under ASC Topic 718. Includes both our time-based shares of restricted stock and our performance-based RSUs. We value our shares of restricted stock and performance-based RSUs at the closing price of a share of our common stock on the grant date. For more information on how we value our equity awards, please see Note 15 of the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. For more information on the equity awards granted during fiscal 2021, please see the next table (“Grants of Plan-Based Awards”).

4The 2021 figure for each NEO includes an automobile allowance ($15,000 for Mr. Stauffer, $10,661 for Mr. Tabb, and $12,600 for Mr. Buchler) and the Company’s matching contribution under the 401(k) Plan ($8,700, $7,831.68 and $7,817.36 for each of Messrs. Stauffer, Tabb and Buchler, respectively).

5Mr. Stauffer separated from the Company effective April 6, 2022.

6Mr. Tabb resigned effective October 29, 2021; his total compensation includes LTI awards that were forfeited upon his resignation.

2022 Proxy Statement	54

GRANTS OF PLAN BASED AWARDS

The table below provides additional information regarding equity and non-equity incentive plan awards granted to our NEOs during the fiscal year ended December 31, 2021.

								All Other
								Stock
								Awards:	Grant Date
								Number of	Value of
								Shares of	Stock and
		Estimated Future Payouts			Estimated Future Payouts			Stock or	Option
		Under Non-Equity Incentive			Under Equity Incentive Plan			Units[3]	Awards[4]
		Plan Awards[1]			Awards[2]			(#)	($)
Name and	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Type of Grant	Date	($)	($)	($)	(#)	(#)	(#)
Mark R. Stauffer
Annual Cash Incentive	03/24/21	362,500	725,000	1,450,000
Performance-based RSUs	05/19/21				66,000	132,000	264,000	-	$793,320
Restricted Shares	05/19/21							88,000	$528,880
Robert L. Tabb[5]
Annual Cash Incentive	03/24/21	212,500	425,000	850,000
Performance-based RSUs	05/19/21				30,000	60,000	120,000	-	$360,600
Restricted Shares	05/19/21							40,000	$240,400
Peter R. Buchler
Annual Cash Incentive	03/24/21	187,500	375,000	750,000
Performance-based RSUs	05/19/21				24,000	48,000	96,000	-	$288,480
Restricted Shares	05/19/21							32,000	$192,320

1	Represents the threshold, target and maximum possible awards that could be earned by each NEO under our NBP for fiscal 2021 performance. The actual amount paid to each NEO under the NBP for 2021 performance is reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”
2	Represents performance-based RSUs (80% of the target), that may earned provided that the applicable performance metric is met (average minimum ROIC) for three fiscal years ending December 31, 2023, of at least 10.0% (the “Threshold Performance Level”). Achievement of a 12.5% ROIC (the “Target Performance Level”) over the same period would result 100% of the target performance units being earned and achievement of a 15.0% ROIC (the “Maximum Performance Level”) would result in 200% of the performance units being earned. A straight-line interpolation calculation will be used to determine the actual number of performance units that vest if the ROIC falls in between the Threshold, Target and Maximum Performance Levels, (earned performance units will vest annually over three years, 50% on the first and 25% on each of the second and third anniversary dates of award determination).
3	Represents shares of time-based restricted stock that will vest in three equal installments on the first three anniversaries of the grant date, subject to the holder’s continuous employment.
4	Represents the grant date fair value of our equity awards, as determined under ASC Topic 718.
5	Due to Mr. Tabb’s October 29, 2021 resignation from the Company, all such incentives were forfeited.

2022 Proxy Statement	55

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021

The following table reflects all outstanding equity awards held by our named executive officers as of the year ended December 31, 2020:

		Option Awards[1]				Stock Awards
						Equity Incentive Plan Awards[2]		All Other Stock Awards[3]
		Number of Securities							Market
		Underlying Unexercised				Number	Market	Number	Value of
		Options				of Shares	Value of	of Shares	Shares
						or Units	Shares	or Units	or Units
						of Stock	or Units	of Stock	of Stock
				Option		That	That	That	That
				Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Grant	Exercisable	Unexercisable	Price	Expiration	Vested	Vested[4]	Vested	Vested[4]
NEO	Date	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Mark R. Stauffer	11/20/2014	64,063	-	$11.35	11/20/2024	-	-	-	-
	05/19/2016	89,820	-	$4.94	05/19/2026	-	-	-	-
	05/25/2017	102,459	-	$7.22	05/25/2027	-	-	-	-
	05/24/2018	98,921	-	7.46	05/24/2028	-	-	-	-
	05/24/2019	-	-	-	-	42,187	$159,045	12,499	$47,121
	03/02/2020	-	-	-	-	-	-	13,404	$50,533
	05/21/2020	-	-	-	-	167,869	$632,867	39,999	$150,796
	05/19/2021	-	-	-	-	132,000	$497,640	88,000	$331,760
Robert L. Tabb[5]	05/19/2016	4,158	-	$4.94	05/19/2026	-		-	-
	05/25/2017	6,261	-	$7.22	05/25/2027	-		-	-
	05/24/2018	8,993	-	$7.46	05/25/2027	-		-	-
	05/24/2019	-	-	-	-	14,062	$53,014	4,166	$15,706
	03/02/2020	-	-	-	-	-	-	8,936	$33,689
	05/21/2020	-	-	-	-	55,956	$210,954	13,333	$50,265
	05/19/2021	-	-	-	-	60,000	$226,200	40,000	$150,800
Peter R. Buchler	11/20/2014	14,063	-	$11.35	11/20/2024	-	-	-	-
	5/19/2016	25,449	-	$4.94	05/19/2026	-	-	-	-
	5/25/2017	26,639	-	$7.22	05/25/2027	-	-	-	-
	05/24/2018	31,475	-	$7.46	05/24/2028	-	-	-
	05/24/2019	-	-	-	-	14,062	$53,014	4,166	$15,706
	03/02/2020	-	-	-	-	-	-	8,936	$33,689
	05/21/2020	-	-	-	-	55,956	$210,954	13,333	$50,265
	05/21/2021	-	-	-	-	48,000	$180,960	32,000	$120,640

1	All unvested stock option awards vest one-third on the first, second and third anniversaries of the grant date, subject to the holder’s continued employment.
2	Represents performance-based equity awards that vest 50%, 25% and 25% on the first, second and third anniversaries of determination that they were earned, subject to the holder’s continued employment, with payout ranging between 0% and 200% of shares granted depending on the company’s one- or three-year average ROIC meeting or exceeding certain targets. 2019 and 2020 are in RSUs and are based on a one-year average. For performance based RSUs granted in 2019, the performance metric (average minimum ROIC) for four fiscal quarters (the third and fourth quarters of fiscal 2019 and the first and second quarters of fiscal 2020) is at least 4.9%. For performance-based RSUs granted in 2020, the performance metric (average minimum ROIC) for four fiscal quarters (the third and fourth quarters of fiscal 2020 and the first and second quarters of fiscal 2022) is at least 6.2%. For performance-based RSUs granted in 2021, the performance metric (assuming minimum ROIC) for the three fiscal years ending December 31, 2021 through 2023 is at least 10.0%.
3	For 2021 grant, represents time-based restricted shares, one-third of which, subject to the holder’s continued employment, vest on the first, second and third anniversaries of the grant date. Provided however, up until May 20, 2021, shares awarded had vested 1/3 commencing with the first full month following the first anniversary of each grant date and continuing each subsequent month thereafter,1/36th of the shares vested monthly.
4	Based on the $3.77 closing price of a share of our common stock on the last trading day of the fiscal year.
5	Due to Mr. Tabb’s October 29, 2021 resignation from the Company, all such unexercised options and unvested stock awards were forfeited in January 2022.

2022 Proxy Statement	56

CEO PAY RATIO DISCLOSURE

We determined that the 2021 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2021, other than our former CEO, Mark R. Stauffer, was $58,138. Mark R. Stauffer’s 2021 annual total compensation as reported in the Summary Compensation Table was $2,032,150; and the ratio of these amounts was 35 to 1. We have a total of 2,406 employees, including temporary employees and independent contractors paid by third parties but excluding Mr. Stauffer.

To identify the median employee, we used a consistently applied compensation measure (“CACM”) of base salary plus overtime, bonuses, and auto allowance for fiscal 2021, annualizing the CACM for those employees hired during 2021.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following tables provide information regarding options or warrants authorized for issuance under our equity compensation plans as of December 31, 2021:

Plan category	Column A Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Column B Weighted average exercise price of outstanding options, warrants, and rights	Column C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by stockholders	1,184,778[1]	$7.41	281,407
Equity compensation plans not approved by stockholders	-	-	-
Total	1,184,778[1]	$7. 41	281,407

1	The weighted average term of outstanding options, warrants and rights as of December 31, 2021, was 4.57 years. In addition to 724,704 stock options, the amount reflected in this column includes outstanding RSUs and performance-based RSUs (assuming target performance). Assuming maximum performance is achieved on the outstanding performance-based RSUs, an additional 180,000 shares may be issued.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR ENDED 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Option Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (*) ($)
Mark R. Stauffer	-	-	273,838	$1,530,502
Robert L. Tabb	-	-	86,440	$478,014
Peter R. Buchler	-	-	93,142	$520,036

*	Determined based on the closing price of a share of our common stock on the date of vesting.

2022 Proxy Statement	58

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

OVERVIEW

This section describes the benefits payable to our named executive officers in two circumstances:

(1)	Change in control; and,
(2)	Termination of employment

EMPLOYMENT AGREEMENTS WITH CERTAIN OFFICERS

During the year ended December 31, 2021, we were party to employment agreements with our former Chief Executive Officer, our other named executive officers, and certain other key employees.  Each of the current agreements provides for a base salary, a potential bonus, and participation in our benefit plans and programs.

Annualized base salaries on December 31, 2021 for each of our then named executive officers who have an employment agreement were as follows: Mark R. Stauffer — $725,000 and Peter R. Buchler — $375,000.  Under the employment agreements, in the event of a resignation for good reason or a termination without cause, each officer is entitled to severance benefits in the form of salary continuation payments for a period of one year if the termination is not in connection with a change of control.

These employment agreements also provide for certain change of control benefits.  Each officer is entitled to severance benefits in the form of salary continuation payments for a set period of time in the event of a resignation for good reason or a termination without cause, if the termination occurs within three months prior to, or within 12 months after, a change of control.  Such period is two-and-one-half years for Mr. Buchler and was three years for Mr. Stauffer.  If necessary, the amount of the severance payments will be reduced to an amount such that the aggregate payments and benefits to be provided to the officer do not constitute a parachute payment subject to a federal excise tax.

The agreements also include confidentiality provisions without a time limit, non-solicitation, and non-competition provisions that apply during the periods specified in the employment agreements.

For this purpose, the term “change in control” or “during a protection period” generally means the occurrence of any of the following events:

1.	A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock. However, the following acquisitions will not constitute a change in control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (ii) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion.
2.	A “change in the effective control of the Company” which will occur on the date that either (i) any one person, or more than one person acting as a group, acquires ownership of our stock possessing 35% or more of the total voting power of our stock, excluding (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or (z) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion, or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

2022 Proxy Statement	59

3.	A “change in the ownership of a substantial portion of the Company’s assets” which occurs on the date that any one person, or more than one person acting as a group, acquires our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all our assets immediately prior to such acquisition.

The employment agreements also provide for termination of employment unrelated to a change in control (as defined above) if the executive is terminated without cause (as defined below) or he voluntarily terminates his employment for good reason (as defined below).

The term “cause” means: (a) a material breach by the executive of the noncompetition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out or comply with any lawful directive of our Board of Directors consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.

The term “good reason” means: (a) a substantial reduction of the executive’s base salary without his consent; (b) a substantial reduction of his duties (without his consent) from those in effect as of the effective date of the employment agreement or as subsequently agreed to by the executive and us; or (c) the relocation of the executive’s primary work site to a location greater than 50 miles from the current work site as of the effective date of the employment agreement.

The benefits payable to each named executive officer in each circumstance are contained in the provisions of that executive’s employment agreement. These benefits ensure that the executive is motivated primarily by the needs of the Company as a whole, and not by circumstances that are outside the ordinary course of business. In general, the executive is assured that he will receive a continued level of compensation if his employment is adversely affected by the termination of employment or a change in control of the Company.

Payment of these benefits is conditional upon the Company’s receipt of appropriate waivers and a release from all claims against the Company.

2022 Proxy Statement	60

SUMMARY OF PAYMENTS

The table below summarizes the benefits payable to each named executive in the various termination scenarios. No benefits are payable if an executive voluntarily terminates employment without good reason, or employment is terminated by us for cause.

In all cases, the executive has the right to exercise vested stock options. Equity awards for which vesting has not occurred will be forfeited according to the provisions of the applicable Long-Term Incentive Plan.

The tables below assume that the terminations took place on and with salaries in effect on December 31, 2021, but are based upon the terms of Amendment Three, effective June 2019, to each of those certain Employment Agreements with Messrs. Stauffer and Buchler.

Mark R. Stauffer	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$-	$725,000	$2,175,000
Annual Incentive*	-	-	-
Car Allowance	-	15,000	45,000
Transitional Health Care Reimbursement	-	30,000	90,000
Total	$-	$770,000	$2,310,000

Peter R. Buchler	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$-	$375,000	$937,500
Annual Incentive*	$-	-	-
Car Allowance	$-	12,600	31,500
Transitional Health Care Reimbursement	$-	30,000	75,000
Total	$-	$417,600	$1,044,000

*	Based on the last annual incentive actually paid to the officer by the Company, even if in a prior fiscal year.

On April 6, 2022, Mr. Stauffer separated from the Company. As a result of his separation and in accordance with the terms of his employment agreement, Mr. Stauffer will receive severance benefits consisting of: (i) continued payment of his base salary ($725,000) for a period of twelve months, in accordance with the Company’s standard payroll practices; (ii) monthly payment for a period of twelve months of $2,500 to cover transitional expenses; (iii) monthly payment for a period of twelve months of an amount equal to his monthly car allowance ($1,250); and (iv) a lump sum payment equal to his most recent bonus from the Company ($0). In addition, the Compensation Committee has agreed to modify the terms of certain outstanding equity awards to provide that Mr. Stauffer will retain and not forfeit any awards that are scheduled to vest on or prior to August 31, 2022, and that he will have one year to exercise any previously vested stock options. These payments and benefits are contingent on Mr. Stauffer’s execution and non-revocation of a customary general release and waiver of claims.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has charged the Audit Committee to review all related party transactions as defined by SEC rules. Related party transactions are Company transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons (which shall include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and persons sharing the same household of the foregoing persons), or entities in which one of these persons has a direct or indirect material interest. A related party transaction means any transaction, or series of similar transactions (and any amendments, modifications, or changes thereto), in which the amount exceeds $120,000. A related party transaction does not include compensatory arrangements with the Board or executive officers or certain other transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. The Board has delegated the authority to review and approve all related party transactions to its Audit Committee. For fiscal year 2021, there were no related party transactions.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors, (i) each of whom the Board has determined meets the independence criteria specified by the SEC and the requirements of NYSE listing standards for service on audit committees, and (ii) at least one member meets certain standards as an audit committee financial expert. Ms. Sullivan, Chair of the Committee, meets the relevant standards as an audit committee financial expert.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting. The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board of Directors. In fulfillment of its responsibilities, the Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. The Audit Committee meets regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. The Audit Committee has reviewed and discussed with management, and the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements and such matters. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures required by the PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 16) – Communications with Audit Committees, as adopted by the PCAOB, and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Audit Committee also considered whether the provision of any of the non-audit services described below under “Fees of the Independent Auditors” is compatible with maintaining their independence.

2022 Proxy Statement	62

In reliance on the reviews and discussions above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

Respectfully submitted by the members of the Audit Committee

Mary E. Sullivan, Chair

Thomas N. Amonett

Michael J. Caliel

Quentin P. Smith, Jr.

AUDIT FEES

The following table sets forth the aggregate fees KPMG billed to the Company for the years ended December 31, 2021 and 2020.

	2021	Percent Approved by Audit Committee	2020	Percent Approved by Audit Committee
Audit fees[1]	$1,300,000	100%	$ 1,350,000	100%
Audit-related fees[2]	0	—	0	—
Tax fees[3]	250,000	100%	195,000	100%
All other fees	1,000	—	0	100%
Total fees	$1,551,000	100%	$ 1,545,000	100%

1	Includes professional services for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements; and services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements that only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance and review of documents filed with the SEC. Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2021 and December 31, 2020, as pre-approved by the Audit Committee.
2	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions, and consultation regarding generally accepted accounting principles.
3	Up until March 2020, the Company retained another accounting firm to provide tax return preparation and other tax compliance services.

2022 Proxy Statement	63

AUDIT AND NON-AUDIT SERVICE APPROVAL POLICY

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations, the Audit Committee has adopted procedures for the pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm.

Audit Services. The Audit Committee annually approves specified audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other items.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, which historically have been provided by our independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence. The Audit Committee annually approves specified audit- related services within established fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Fees. Up until March 2020, the Company retained an independent registered public accounting firm other than KPMG LLP to provide tax services.

All Other Services. Other services, if any, are services provided by our independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The Audit Committee may pre-approve specified other services that do not fall within any of the specified prohibited categories of services.

PROCEDURES FOR APPROVAL OF SERVICES

All requests for services that are to be provided by our independent registered public accounting firm, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to both the President and the Chief Executive Officer and the Chairman of the Audit Committee. The Chief Financial Officer or the President and Chief Executive Officer authorizes services that have been approved by the Audit Committee within the pre-set limits. If there is any question as to whether a proposed service fits within an approved service, the Chairman of the Audit Committee is consulted for a determination. The Chief Financial Officer or the President and Chief Executive Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee. The request must include an affirmation by the Chief Financial Officer or the President and Chief Executive Officer and the independent registered public accounting firm that the request is consistent with the SEC and PCAOB rules on auditor independence.

2022 Proxy Statement	64

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

ANNUAL REPORT

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, to any shareholder upon written request to:

Orion Group Holdings, Inc.

Attention: Corporate Secretary

12000 Aerospace Avenue, Suite 300

Houston, Texas 77034

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2021, has been made available to all stockholders. The Annual Report is not a part of the proxy solicitation material.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

If you would like us to consider including a proposal in next year’s proxy statement, you must comply with the requirements of SEC Rule 14a-8 and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034 by December 2, 2022.

If you are an eligible stockholder, or group of stockholders, and would like us to consider including a proxy access director nomination in next year’s proxy statement, you must comply with the requirements of our Amended and Restated Bylaws and deliver the required notice and supporting materials in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034 by December 2, 2022.

Under our Amended and Restated  Bylaws, stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of our company. Failure to comply with our procedures and deadlines may preclude presentation of the matter at the meeting. Please see “Corporate Governance — Website Availability of Governance Documents” for information on how to access a copy of our Amended and Restated Bylaws.

If you would like to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must comply with the specific procedural requirements in our Amended and Restated Bylaws and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034 by December 2, 2022. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of your proposal at the meeting.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023. However, if the date of the 2023 annual meeting is more than 30 days before or after the date of the anniversary of the 2022 annual meeting, the notice must be provided by the close of business on the later of the sixtieth day prior to the 2023 annual meeting or the tenth day following the day on which public

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announcement of the date of the 2023 annual meeting is first made, as provided by Rule 14a-19. These deadlines assume that the shareholder has not previously filed a proxy statement with the required information.

By Order of the Board of Directors,

Peter R. Buchler, Secretary

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APPENDIX A

ORION GROUP HOLDINGS, INC.

2022 LONG-TERM INCENTIVE PLAN

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1.

Purpose. The purpose of the Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan (the “Plan”) is to provide a means through which Orion Group Holdings, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company, and its Subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.	Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
(a)

“Annual Incentive Award” means a conditional right granted to a Participant under Subsection 8(b) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

(b)

“Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c)

“Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Subsection 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d)	“Board” means the Company’s Board of Directors.
(e)	“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.
(f)	“Change in Control” means the occurrence of any of the following events:
(i)

a “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of Subsection 2(f)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this Subsection 2(f)(i), the following acquisitions shall not constitute a Change in Control: (A) any

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acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (B) any acquisition by investors in the Company for financing purposes, as determined by the Committee in its sole discretion. This Subsection 2(f) (i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(ii)

a “change in the effective control of the Company” which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (2) any acquisition by investors in the Company for financing purposes, as determined by the Committee in its sole discretion; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this Subsection 2(f)(ii), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of Subsection 2(f)(i) above.

(iii)

a “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Nonqualified Deferred Compensation Rules, shall not constitute a Change in Control.

For purposes of this Subsection 2(f), the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this Subsection 2(f) and except as otherwise provided in an Award agreement, “Company” includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
(h)

“Committee” means the Compensation Committee of the Board or such other committee of two or more directors as designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be  a “nonemployee director” within the meaning of Rule 16b-3.

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(i)

“Dividend Equivalent” means a right, granted to a Participant under Subsection 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(j)	“Effective Date” means the day the stockholders of the Company approve the Plan.
(k)

“Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(m)

“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing price of the Common Stock as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded; (iii) notwithstanding clause (i) or (ii), the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules; or (iv) on the date of an initial public offering of Stock, the offering price under such initial public offering.

(n)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.
(o)	“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the regulations promulgated thereunder.
(p)	“Option” means a right, granted to a Participant under Subsection 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
(q)	“Other Stock-Based Awards” means Awards granted to a Participant under Subsection 6(h) hereof.
(r)	“Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.
(s)	“Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.
(t)

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

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(u)	“Qualified Member” means a member of the Committee who is a “nonemployee Director” within the meaning of Rule 16b-3(b)(3).
(v)	“Restricted Stock” means Stock granted to a Participant under Subsection 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.
(w)	“Restricted Stock Unit” means a right, granted to a Participant under Subsection 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.
(x)	“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.
(y)	“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.
(z)	“Stock” means the Company’s Common Stock, par value $.0001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.
(aa)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Subsection 6(c) hereof.
(bb)

“Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3.	Administration
(a)

Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any Award that has been granted, and waive or modify the terms or conditions of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act; and (ix) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee

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shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Subsection 3(a) shall be final and conclusive.(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company,  may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Subsection 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company.

(b)

Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company,  may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Subsection 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company.

(c)

Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.Stock Subject to Plan.

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(a)

Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 2,175,000 shares plus the Stock available under Prior Plans as described in Subsection 4(e).

(b)

Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)

Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited or settled in cash will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Any shares surrendered or withheld for taxes or not delivered due to net settlement of stock options or SARs shall not be available for future grants.

(d)

Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

(e)

Shares Available Under the Prior Plans. Any shares of Stock available for grant under the 2011 and 2017 Long Term Incentive Plans (“Prior Plans”) as of the Effective Date shall remain available under the 2022 Long Term Incentive Plan. In addition, shares of Stock subject to an award granted under the Prior Plans and outstanding as of the Effective Date (a “Prior Award”) that expire or are cancelled, forfeited, exchanged, settled in cash or otherwise terminated (including shares forfeited with respect to Restricted Stock) shall become available for delivery with respect to future grants of Awards under the Plan to the extent of such expiration, cancelation, forfeiture, exchange, settlement in cash or other termination. If the Company’s stockholders approve the Plan, then no awards will be granted under the Prior Plans on or following the Effective Date. If the Company’s stockholders do not approve the Plan, then the Company may grant awards under the Prior Plans following the Effective Date in compliance with the terms and provisions of the Prior Plans.

5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Individuals. In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (including stock options and SARs but not including any Awards the settlement of which is not based on a number of shares of Stock) relating to more than 2,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $5,000,000.00. Subject to the overall limit of Section 4(a) and any adjustments pursuant to Section 9, the maximum number of shares of Stock that may be issued upon the exercise of stock options granted under this Plan that are intended to qualify as ISOs shall be 2,000,000 shares.

6.Specific Terms of Awards.

(a)

General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Subsection 10(c)), such additional terms and conditions, not inconsistent with the

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provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)

Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant if the Option is an ISO).

(ii)

Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property , and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Subsection 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)

ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

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(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)

Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. A

(ii)

Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(c) (ii) (B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A) An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable.

(B) Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)	the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by
(2)	the number of shares as to which that SAR has been exercised.
(iii)

Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

(A) each Award agreement shall state the total number of shares of Stock to which the SAR relates.

(B) each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C) each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

(D) each SAR shall entitle a participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1)	the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by
(2)	the number of shares as to which the SAR has been exercised.
(iv)

Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance

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goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)	Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iii)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. Notwithstanding anything to the contrary in this Plan, dividends shall only be earned and paid if and to the extent that the underlying Award vests or is earned.
(e)

Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock or cash, as determined by the Committee, at the end of a specified deferral period, subject to the following terms and conditions:

(i)

Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)

Dividend Equivalents. The Committee in its discretion may determine to pay Dividend Equivalents with respect to an Award of Restricted Stock Units. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of

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Stock covered by an Award of Restricted Stock Units shall be deferred with respect to such Restricted Stock Units and the amount or value thereof shall be paid upon the vesting of the Restricted Stock Unit. Notwithstanding anything to the contrary in this Plan, Dividend Equivalents shall only be earned and paid if and to the extent that the underlying Restricted Stock Unit vests or is earned.

(f)

Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)

Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents with respect to any Awards granted hereunder (other than Options or Stock Appreciation Rights), subject to such terms and conditions as may be selected by the Committee; provided, however, that, no Dividend Equivalents shall be paid or distributed in advance of the vesting of the underlying Award. For the avoidance of doubt, Dividend Equivalents shall only be earned and paid if and to the extent that the underlying Award vests or is earned. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to the Award, as determined by the Committee. The Committee may provide that Dividend Equivalents will be deemed to have been reinvested in additional Shares (subject to Share availability under Section 4). To the extent that Dividend Equivalents are deemed to be reinvested in additional Shares with respect to an Award, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the underlying Award relates. Unless otherwise provided in the applicable Award Agreement, any Dividend Equivalents granted with respect to an Award hereunder shall be paid or distributed no later than the fifteenth day of the third month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

(h)

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Subsection 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, on a freestanding basis or as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Subsection 6(h).

7.	Certain Provisions Applicable to Awards.
(a)

Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

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(b)

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Any exchange or replacement Award, however, is subject to the prohibition against repricing included in Subsection 7(g) below.

(c)

Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d)

Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Subsection 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)

Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f)

Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

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(g)

Repricing. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

8.	Performance and Annual Incentive Awards.
(a)

Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, including those set forth in Subsection 8(a)(ii), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(i)

Performance Goals Generally. The performance goals for such Performance Awards may consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business and Individual Performance Criteria.
(A)

Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return criteria), may be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues, (3) increase in revenues; (4) increase in cash flow; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income before taxes; (15) net income after taxes; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return (applicable to the Company only); (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; and (23) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(B)	Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.
(iii)

Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) any Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its

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discretion, adjust the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(b)	Annual Incentive Awards. The Committee may elect to grant an Annual Incentive Award to an Eligible Person under the Plan.
(i)

Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable year the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under this Subsection 8(b)(i) or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, may be based upon the achievement of a performance goal or goals based on one or more  business criteria, including those set forth in Subsection 8(a)(ii) hereof, in the given performance year, as specified by the Committee.

(ii)

Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool may be based upon the achievement of a performance goal or goals based on one or more business criteria, including those set forth in Subsection 8(a)(ii) hereof, during the given performance period, as specified by the Committee. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iii)

Payout of Annual Incentive Awards. After the end of each applicable year, the Committee shall determine the amount, if any, of (A) any Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (A) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be adjusted from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

9.	Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)

Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)

Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)

if at any time, or from time to time, the Company shall subdivide as a whole (by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum

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number of shares of Stock available in connection with the Plan or Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)

if at any time, or from time to time, the Company shall consolidate as a whole (by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available in connection with the Plan or Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)

whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Subsection 9(b), the Committee shall promptly prepare, and deliver to each Participant, a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.

(iv)

adjustments under Subsections 9(b) (i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)	Corporate Recapitalization.
(i)

if the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(ii)

in the event of a Change in Control or any changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the share limitations provided in Sections 4 and 5 may be appropriately adjusted by the Committee, whose determination shall be conclusive.

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(d)

Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e)

Treatment of Awards Upon a Change in Control. The provisions of this Subsection 9(e) shall apply in the case of a Change in Control, unless otherwise provided in the Award Agreement or Individual Agreement, the operative transaction agreements related to the Change in Control, or any separate agreement with a Participant governing an Award.

(i)

Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity of the Change in Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change in Control, if within two (2) years after the effective date of the Change in Control, a Participant’s employment or service is terminated due to death or Disability or without Cause or the Participant resigns for Good Reason, then:

a.

all of the Participant’s outstanding Options, Stock Appreciation Rights and other outstanding Awards (including Awards equitably converted or substituted in connection with a Change in Control) pursuant to which the Participant may have exercise rights shall become fully exercisable as of the date of such termination, and shall thereafter remain exercisable until the earlier of (1) the expiration of the original term of the Award and (2) the later of (i) ninety (90) days from the termination of employment or service and (ii) such longer period provided by the applicable Award Agreement;

b.

all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of the Participant’s termination, and such Awards shall be settled or paid within thirty (30) days after the date of the Participant’s termination; and

c.

all performance criteria and other conditions to payment of the Participant’s outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Participant’s termination, and payment of such Awards on that basis shall be made or otherwise settled or paid within thirty (30) days after the date of the end of the Participant’s termination;

provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.

With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be nonqualified Options.

(ii)

Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board:

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a.

all outstanding Options, Stock Appreciation Rights and other outstanding Awards pursuant to which Participants may have exercise rights shall become fully exercisable as of the time of the Change in Control, and shall thereafter remain exercisable for a period of ninety (90) days or until the earlier expiration of the original term of the Award;

b.	all time-based vesting restrictions on outstanding Awards shall lapse as of the time of the Change in Control, and such Awards shall be settled or paid at the time of the Change in Control; and
c.

all performance criteria and other conditions to payment of outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change in Control (or as of the time of the Change in Control, in the case of Performance Awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change in Control;

provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.

(f)

Change in Control Price. The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of Stock in any merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Subsection 9(f), the Fair Market Value per share of the shares that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subsection 9(f) or Subsection 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

10.	General Provisions.
(a)	Transferability.
(i)

Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, or authorize all or a portion of an Option to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, or any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options transferred as provided above shall be prohibited

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except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii)

Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)

Other Transfers. Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)

Effect of Transfer. Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)

Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Subsections 10(a) (i), 10(a) (ii) or 10(a) (iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)

Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Subsection 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)

Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)	Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of

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stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)

Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants or employees or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)	Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.
(f)

Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(g)

Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)

Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code,

2022 Proxy Statement	A-21

that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)

Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)

Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

(k)

Plan Effective Date. This Plan has been adopted by the Board and will become effective upon approval of the stockholders of the Company. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10 (c)), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

Executed this [__] day of May, 2022.

ORION GROUP HOLDINGS, INC.

By:
Austin J. Shanfelter
Interim Chief Executive Officer

2022 Proxy Statement	A-22

VIEW MATERIALS & VOTE w SCAN TO ORION GROUP HOLDINGS, INC. 12000 AEROSPACE AVENUE, SUITE 300 HOUSTON, TEXAS 77034 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ORN2022 You may only attend the Meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D80038-P68066 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ORION GROUP HOLDINGS, INC. The Board of Directors recommends you vote FOR the nominees, FOR proposal 2, FOR proposal 3 and FOR proposal 4: 1. To elect two Class III members to our Board of Directors each to serve a three-year term and until a successor is duly elected and qualified; and to elect one Class II member to serve remaining two-year period and until a successor is duly elected and qualified Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! 1a. Austin J. Shanfelter 1b. Mary E. Sullivan For Against Abstain 1c. Quentin P. Smith, Jr. ! ! ! ! ! ! ! ! ! 2. A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); 3. Approval of the 2022 Long-Term Incentive Plan; 4. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2022; and NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D80039-P68066 ORION GROUP HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS May 19, 2022 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY Dear Stockholder: You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Orion Group Holdings, Inc. Our 2022 Annual Meeting will be held on Thursday, May 19, 2022, at 10:00 A.M. Central Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support and protect the health and well-being of our stockholders and other stakeholders, the Company’s 2022 Annual Meeting of Stockholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You can vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ORN2022. The stockholder(s) hereby appoint(s) Austin J. Shanfelter and Peter R. Buchler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ORION GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2022, at A.M. Central Time, via webcast, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side